SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
FRESH DEL MONTE PRODUCE INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A BRIGHTER WORLD TOMORROW™

FRESH DEL MONTE PRODUCE INC.

PROXY STATEMENT 2024

Del Monte

Del Monte
FRESH INSIDE

April 26, 2024

Dear Shareholders,

Thank you for your commitment to Fresh Del Monte. It is our goal to enhance shareholder value and drive growth — this is evident in both our vision and strategy which is rooted in innovation.

In 2023, we achieved the highest adjusted gross margins since 2016. Coupled with our cash flow, this allowed us to have strong adjusted earnings per share growth, reduce our long-term debt, and most importantly, allow us to continue returning value to shareholders through another increase in quarterly dividends.

In last year’s Letter to Shareholders, I wrote about our efforts in innovation and technology. Today, I am proud to share the progress we’ve made.

Fresh Del Monte has been at the forefront of pineapple innovation since 1996 when we launched the Del Monte Gold® Extra Sweet pineapple, the first of its kind at that time. For the past two decades, we’ve continually invented new pineapple varieties, keeping our consumers top of mind. Fresh Del Monte now produces a variety of pineapple innovations including Pinkglow® pineapple, Honeyglow® pineapple — in regular, mini, and personal sizes — Del Monte Zero® pineapple, and a new premium hybrid pineapple, the Rubyglow® pineapple.

Last year, we saw strong demand for two of our more recent pineapple innovations, Honeyglow® pineapple and Pinkglow® pineapple. Sales of these varieties grew by approximately 25% in 2023 as compared with 2022.

In 2024, our pineapple innovation program will continue to be a focus as we listen to consumers, expand our current reach, and produce value-added products that consumers demand.

As part of our efforts to listen to consumers and create value-added products, we partnered with Kraft Heinz on four new varieties of Lunchables® that include fresh-cut fruit in 2023. This innovative partnership brought two leading food companies together to create a more nutritious option for a consumer-favorite food.

We believe working together can have a great impact. This is the catalyst for building and seeking out these strategic partnerships. Another partnership we formed in 2023 was with the World Wildlife Fund (WWF) to better understand the condition of our soils and how we can improve our regenerative agriculture operations.

Reducing food waste was also top of mind in 2023. We joined the US Food Waste Pact, which seeks to halve food waste in retail and reduce losses along food production and supply chains. As a business, we reduced food waste by 41% in 2022, the most recent data available, compared to a 2020 baseline, bringing us 82% of the way to our goal of a 50% reduction of food loss to landfill by 2030.

Sustainability is, and will remain, at the core of our business and is an area of continued focus year after year. This focus helps us stay true to creating a Brighter World Tomorrow®.

As we look to 2024, we will stay committed to our goal of becoming a technology-driven sustainable company by leveraging our strengths in agriculture and the supply chain and focusing on pineapples, fresh-cut, and residuals.

We will continue to look for new and different ways to lead in the pineapple category. Our long-term plan is to continue to expand our fresh-cut business and add more value-added products that drive direct business growth thanks to their high margins. This expansion will take place across North America, Europe, and Asia. And we are also looking at ways to monetize our residuals from our products and farms.

As a business, our strengths lie in these focus areas. This is how we will continue to enhance shareholder value. By innovating across pineapples, fresh-cut, and residuals, we can take advantage of tremendous opportunities and grow the business.

Fresh Del Monte will keep pushing forward, both in the areas outlined, and throughout its core business.

Thank you for your support and I wish you all a successful year ahead.

Regards,

Mohammad Abu-Ghazaleh

Chairman and Chief Executive Officer

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME:

Thursday, June 6, 2024 at 11:00 A.M., Eastern Time

PLACE:

The 2024 Annual General Meeting of Shareholders (or “Annual General Meeting”) will be held exclusively online at meetnow.global/MVNAJUX through a live internet webcast. You can find instructions on how to access the Annual General Meeting in the section of this proxy statement called “Access Instructions.”

ITEMS OF BUSINESS:

PROPOSAL 1	Elect three director nominees for a three-year term expiring at the 2027 Annual General Meeting of Shareholders

PROPOSAL 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2024 fiscal year

PROPOSAL 3	Approve, by non-binding advisory vote, the compensation of our named executive officers in 2023

Transact other business properly presented at the Annual General Meeting or any postponement or adjournment thereof.

RECORD DATE:

The board of directors has fixed April 17, 2024, as the record date for the Annual General Meeting. This means that only shareholders as of the close of business on that date are entitled to receive notice of and to vote at the Annual General Meeting.

It is important that your shares be represented at the Annual General Meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person via the virtual meeting platform if you are present.

Mohammad Abu-Ghazaleh

Chairman and Chief Executive Officer

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 26, 2024.

Our proxy statement and annual report are available online at www.envisionreports.com/FDP.

Fresh Del Monte Produce, Inc.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue, Coral Gables, FL 33134

2024 Proxy Statement	Table of Contents | i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about April 26, 2024. You should read the entire proxy statement carefully before voting. For more information regarding our 2023 performance, please review our Annual Report on Form 10-K for the 2023 fiscal year.

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, June 6, 2024 at 11:00 A.M. Eastern Time	Fresh Del Monte Produce Inc. c/o Del Monte Fresh Produce Company 241 Sevilla Avenue, Coral Gables, FL 33134
Record Date:	April 17, 2024
Place:	The Annual General Meeting will be held exclusively online at meetnow.global/MVNAJUX through a live internet webcast. There will be no physical meeting, so you will not be able to attend in person.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation	Page Reference (for more details	)

1. Election of Directors	FOR Each Director	10

2. Ratification of Ernst & Young, LLP as Auditors	FOR	35

3. Advisory Approval of Executive Compensation	FOR	40

VOTING AT THE VIRTUAL MEETING

If you hold your ordinary shares of the Company, or Ordinary Shares, with our transfer agent, Computershare Investor Services, then you or your proxyholder may attend the virtual-only Annual General Meeting, participate, vote, ask questions, and examine a list of the shareholders of record entitled to vote at the Annual General Meeting by accessing meetnow.global/MVNAJUX and entering the 15-digit control number on your proxy card.

If you hold your Ordinary Shares through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only Annual General Meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your Ordinary Shares and submit proof of your legal proxy reflecting the number of Ordinary Shares you held as of the record date, as well as your name and email address, to Computershare Investor Services. Please refer to the section entitled “Questions and Answers About Our Annual General Meeting” below and the question “How Do I Vote?” for more information. Your request must be received no later than 5:00 P.M. Eastern Time on June 3, 2024.

2024 Proxy Statement	Proxy Summary | 1

VISION AND GOALS

Our vision is to inspire healthy lifestyles through wholesome and convenient products. Our long-term strategy is founded on six goals:

PROTECT AND GROW OUR CORE BUSINESS

DRIVE INNOVATION AND EXPAND GROWTH ON VALUE-ADDED CATEGORIES

EVOLVE OUR CULTURE TO INCREASE EMPLOYEE ENGAGEMENT AND PRODUCTIVITY

BECOME A TECHNOLOGY-DRIVEN COMPANY TO DRIVE EFFICIENCIES

BECOME A CONSUMER-DRIVEN COMPANY

LEAD THROUGH SUSTAINABILITY FOR A BRIGHTER WORLD TOMORROW

2 | Proxy Summary	2024 Proxy Statement

2023 FINANCIAL HIGHLIGHTS

We were pleased with many aspects of our 2023 performance that allowed us to continue to return value to our shareholders. While we saw lower overall net sales across most product categories, we were able to offset the impact to gross margins with higher selling prices, lower distribution costs, and continued focus on profitable sales.

We conducted a strategic review and assessed our operational priorities of our North America operations, including Mann Packing. Preliminary findings of this review were finalized in the fourth quarter. As a result of this strategic review and other factors, we recorded a non-cash impairment of $131.2 million in the fourth quarter, related to our Mann Packing operation. We are exploring strategic alternatives for this business all while continuing to focus on our long-term drivers for enhancing shareholder value for 2024.

In 2023, we made significant progress in our asset optimization program and sold underutilized and non-strategic assets and significantly reduced our long-term debt. We also continued to innovate around products and packaging and formed strategic partnerships with customers and brands. We also increased our quarterly dividend in the first quarter of 2023 to $0.20 per share and again to $0.25 per share in the first quarter of 2024. Overall, we made meaningful progress on our long-term goals of growing our core business and increasing reach with higher margin value-added products such as our specialty Honeyglow® and Pinkglow® pineapples.

(1)	Represents net income attributable to Fresh Del Monte Produce Inc.
(2)	Non-GAAP financial measures. Please see Appendix A for reconciliations to the most comparable GAAP measure.

2024 Proxy Statement	Proxy Summary | 3

OVERVIEW OF OUR DIRECTORS

Director	Director Since	Age	Background	Committee Memberships

Mohammad Abu-Ghazaleh	1996	82	Chairman and Chief Executive Officer Fresh Del Monte Produce Inc.

Amir Abu-Ghazaleh	1996	77	General Manager, Abu-Ghazaleh & Sons Co. Ltd.

Ahmad Abu-Ghazaleh	2018	47	Vice Chairman and Chief Executive Officer, Royal Jordanian Air Academy, Arab Wings, and Queen Noor Technical College

Charles Beard, Jr.	2020	61	Partner, Chief Operating Officer, Guidehouse, Inc.	Governance (Chair) Compensation

Michael J. Berthelot (Lead Independent Director)	2006	73	Chief Executive Officer, Cito Capital Corporation	Compensation (Chair) Audit

Mary Ann Cloyd	2019	69	Retired Senior Partner, PricewaterhouseCoopers LLP	Audit (Chair) Governance

Lori Tauber Marcus	2021	61	Founder of Courtyard Connections, LLC, Board Advisor and Retired Chief Marketing Officer	Audit Governance Compensation

Ajai Puri	2024	70	Non-Executive Director, Tate and Lyle PLC, Firmenich SA and Britannia Industries Limited	Audit Governance

We seek to have a Board of independent directors that bring to us a wide range of viewpoints and experiences. Our Board consists of directors with a diversity of age, gender and ethnicity and a range of tenure, with our longer-serving directors providing important institutional knowledge and experience and our newer directors bringing fresh perspectives to deliberations.

4 | Proxy Summary	2024 Proxy Statement

GOVERNANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

Our corporate governance practices and executive compensation standards include:

•	Our latest Global Sustainability Report was published in October 2023 demonstrating our long-standing commitment to doing business in a sustainable way. (Page 29)

•	Executive compensation is tied to financial and operating performance. (Page 43)

•	Robust employee compensation recoupment or “clawback” policy. (Page 24)

•	Directors and officers are subject to rigorous Share Ownership Guidelines. (Page 29)

•	80% of our CEO’s target total compensation and an average of 59% of our other named executive officers’ target total compensation is at-risk or performance based. (Page 43)

•	Advisory vote on executive compensation is conducted annually. (Page 41)

•	Executives are prohibited from short-sale transactions, hedging any shares and are prohibited from pledging shares that are subject to the Share Ownership Guidelines. (Page 25)

•	Board conducts annual self-evaluation to determine effective functioning. (Page 19)

•	Director resignation policy for all director nominees. (Page 19)

•	Independent directors regularly attend continuing education programs.

•	Board includes members with gender and ethnic diversity, including that 25% of our board members are women and 50% of our board members are ethnically diverse. (Page 4)

2024 Proxy Statement	Proxy Summary | 5

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

What am I voting on?

At the Annual General Meeting, you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation

1. To elect three director nominees for a three-year term expiring at the 2027 Annual General Meeting of Shareholders.	FOR each Director

2. To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the 2024 fiscal year.	FOR

3. To approve, by non-binding advisory vote, the compensation of our named executive officers in 2023, which we refer to as “Say on Pay.”	FOR

We also will consider other business that properly comes before the meeting in accordance with the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association. However, the Board is not aware of any other matters to be presented for action at the Annual General Meeting.

Who can vote?

Holders of our Ordinary Shares at the close of business on April 17, 2024, are entitled to vote their Ordinary Shares at the Annual General Meeting. As of April 17, 2024, there were 47,822,288 Ordinary Shares issued, outstanding and entitled to vote. Each Ordinary Share issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy (which includes attending the Annual General Meeting via the internet webcast), of the holders of a majority of the issued and outstanding Ordinary Shares on April 17, 2024, will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum, if the shareholder or proxy representing the shareholder is present at the meeting. Ordinary Shares for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such Ordinary Shares are voted on any specific proposal.

What is the difference between a “shareholder of record” and a “street name” holder?

If your Ordinary Shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered a “shareholder of record” or a “registered shareholder” of those Ordinary Shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.

If your Ordinary Shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your broker or other nominee, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your Ordinary Shares by following the instructions for voting set forth in the Notice.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a paper copy of the proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual General Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” to our shareholders on or about April 26, 2024, at the close of business. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

6 | Questions and Answers About Our Annual Meeting	2024 Proxy Statement

How do I vote?

If you hold your Ordinary Shares in your own name as a holder of record with our transfer agent, Computershare Investor Services, you may vote at the Annual General Meeting or by proxy as follows:

•

At the virtual-only meeting. You may attend and vote online during the virtual-only Annual General Meeting by visiting meetnow.global/MVNAJUX and entering the control number found on your proxy card and clicking on the vote option link before the polls close.

•

Via the internet. You may vote by proxy before the Annual General Meeting via the internet by visiting www.envisionreports.com/FDP and login using the control number found on your proxy card and clicking on the “Cast Your Vote” link.

•	By telephone. You may vote by proxy before the meeting by calling toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada.
•	By mail. You may vote by proxy before the meeting by filling out your proxy card and sending it back in the envelope provided.

If your Ordinary Shares are held in “street name” through a broker, bank or other nominee, you will receive instructions from that organization that you must follow in order to have your shares voted. If you want to attend and vote at the virtual-only meeting, you must obtain a legal proxy from your broker, bank or other nominee, register to attend and access the meeting. Please forward the email you receive from your broker or bank, or send an image of your legal proxy, to legalproxy@computershare.com. You may also send it to Computershare Investor Services by mail at:

Computershare Investor Services

Fresh Del Monte Produce Inc. Legal Proxy

P.O. Box 43078

Providence, RI 02940-3078

You must label your request to register as “Legal Proxy.” Your request must be received no later than 5:00 P.M. Eastern Time on June 3, 2024. You will then receive a confirmation of your registration, with a control number, by email from Computershare Investor Services. At the time of the meeting, go to meetnow.global/MVNAJUX and enter your control number.

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Under the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association, directors are elected and the ratification of auditors is deemed approved when they are approved by an “Ordinary Resolution” which is defined as simple majority of the votes cast by such Shareholders on such matter as, being entitled to do so, in person or by proxy. Proposal 3 is a non-binding advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval.

Proposal	Vote Requirement

Election of Directors	Majority of the Votes Cast

Ratification of Auditors	Majority of the Votes Cast

“Say on Pay”	Majority of the Votes Cast

Abstentions will have no effect on the outcome of the vote for any of the Proposals under Cayman Islands law.

What if I am a beneficial owner and do not give the nominee voting instructions?

If you are a beneficial owner and your shares are held in “street name,” the broker is bound by the rules of the New York Stock Exchange, or NYSE, regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum, but are not counted as votes cast.

2024 Proxy Statement	Questions and Answers About Our Annual Meeting | 7

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. Election of Directors	No	None

2. Ratification of Auditors	Yes	Not Applicable

3. Say on Pay	No	None

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees in Proposal 1 and “FOR” Proposals 2 and 3. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you in their discretion.

How do I change my vote?

A shareholder of record may revoke his or her proxy by giving written notice of revocation to our Corporate Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), provided that the new proxy card is received by Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island, 02940-3078 prior to the closing of the polls at the Annual General Meeting, or by attending and voting at the virtual-only Annual General Meeting.

If your shares are held in “street name,” you may change your vote by following your broker’s or other nominee’s procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy reflects all shares owned by you at the close of business on April 17, 2024.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who can attend the Annual General Meeting?

Only shareholders as of April 17, 2024, the record date, and our invited guests are permitted to attend the Annual General Meeting. If you held your Ordinary Shares as of the record date as a shareholder of record, then you or your proxyholder may attend the virtual-only Annual General Meeting, participate, vote, ask questions, and examine a list of the shareholders of record entitled to vote at the Annual General Meeting by accessing meetnow.global/MVNAJUX and entering the 15-digit control number on your proxy card.

If you held your Ordinary Shares as of the record date in “street name” through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only Annual General Meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your Ordinary Shares and submit proof of your legal proxy reflecting the number of Ordinary Shares you held as of the record date, as described above under “How Do I Vote?”

8 | Questions and Answers About Our Annual Meeting	2024 Proxy Statement

Can I attend the Annual General Meeting if I don’t have a legal proxy or have lost my control number?

Yes. If you have misplaced your control number, you may access the meeting as a guest by going to meetnow.global/MVNAJUX, but you will not be able to vote during the Annual General Meeting or ask questions.

Will I be able to ask questions at the Annual General Meeting?

Shareholders of record and beneficial owners who have logged in to the Annual General Meeting with a control number as described above may submit questions any time before or during the Annual General Meeting by clicking on the message icon in the upper right-hand corner of the broadcast screen. After the business portion of the Annual General Meeting concludes, we will answer questions that have been submitted that are pertinent to the items being brought before the shareholder vote at the Annual General Meeting, as time permits and in accordance with our Rules of Conduct for the Annual General Meeting.

If I plan to attend the Annual General Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual General Meeting. If you send in your proxy card and also attend the Annual General Meeting, you do not need to vote again at the Annual General Meeting, unless you want to change your vote. You may attend and vote online during the virtual-only Annual General Meeting by accessing the Annual General Meeting as described above and clicking on the vote option link before the polls close.

Where can I find the voting results of the Annual General Meeting?

We will announce the results for the proposals voted upon at the Annual General Meeting and publish the final detailed voting results in a Form 8-K filed within four business days after the Annual General Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations, Telephone: (305) 520-8433.

2024 Proxy Statement	Questions and Answers About Our Annual Meeting | 9

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect the following three director nominees to serve on the Board. Information about the Board and each director nominated is included in this section.

Class III Director Nominees Three-Year Term Ending 2027 Mohammad Abu-Ghazaleh Ahmad Abu-Ghazaleh Dr. Ajai Puri

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee listed above. After consideration of the individual qualifications, skills and experience of each of our director nominees, the Board believes these three director nominees would contribute to a well-balanced and effective Board.

Each of the Class III directors elected at the Annual General Meeting will hold office until the annual general meeting of shareholders to be held in 2027 or until his successor has been elected and qualified, or until his earlier death, resignation, removal or disqualification. Mohammad Abu-Ghazaleh, Ahmad Abu-Ghazaleh and Dr. Ajai Puri currently serve as Class III members of the Board.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

The Board of Directors recommends a vote “FOR” each nominee for director

10 | Election of Directors	2024 Proxy Statement

ELECTION OF DIRECTORS

Introduction

Our Second Amended and Restated Memorandum of Association provides that our Board must consist of between three and nine directors. Our Corporate Governance Guidelines require that a majority of our board shall be directors who meet the independence standards of the NYSE with one of the independent directors serving as the lead independent director. Our Board is divided into three classes and currently consists of eight directors, of whom five are independent directors (ID) and three are non-independent directors. The non-independent directors together represent the largest single owner of Ordinary Shares. We believe that the classified board is the most effective way for the Board to be organized because it ensures a greater level of certainty of continuity from year to year, provides stability in near term operational performance balanced with long term investments, and allows for the refresh of experience to meet the evolving needs of the Company. As a result of the three classes, at each annual general meeting, directors are elected for a three-year term. Class terms expire on a rolling basis so that one class of directors is elected each year.

Our current directors and classifications are as follows:

Class III – Expiring 2024 Mohammad Abu-Ghazaleh Ahmad Abu-Ghazaleh Dr. Ajai Puri (ID)	Class II – Expiring 2026 Michael J. Berthelot (ID) Lori Tauber Marcus (ID)	Class I – Expiring 2025 Amir Abu-Ghazaleh Mary Ann Cloyd (ID) Charles Beard, Jr. (ID)

The terms of the three current Class III directors expire at the Annual General Meeting. The Governance Committee recommended to the Board for nomination, and the Board has nominated each of Mohammad Abu-Ghazaleh, Ahmad Abu-Ghazaleh and Dr. Ajai Puri for re-election.

Each of Mohammad Abu-Ghazaleh, Ahmad Abu-Ghazaleh and Dr. Ajai Puri have consented to serve if elected. If any director nominee is unable or unwilling to serve at the time of the election, the proxy holders may vote for another person, or persons, in their discretion. A director nominee who fails to receive a majority of the votes cast will be required to submit his or her resignation as a director. The Board will then consider all the facts and circumstances relative to the continued service of such director before accepting or declining such resignation.

We believe that each of our directors and director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner.

2024 Proxy Statement	Election of Directors | 11

ELECTION OF DIRECTORS

Director Skills, Experience and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and that align with our strategic vision, business and operations. The following is a summary and description of some of the skills, experience and background that our continuing directors and director nominees bring to the Board. The directors’ biographies note each director’s relevant skills, experience and qualifications relative to this list.

LEADERSHIP EXPERIENCE	Experience serving as a CEO, CFO, senior executive or functional leader within an organization
8 of 8

PUBLIC COMPANY BOARD EXPERIENCE	Experience serving on the boards of other U.S. or international public companies and familiarity with key corporate governance matters

7 of 8

INDUSTRY EXPERTISE	Experience in key aspects of our businesses and industry, including food/agribusiness, distribution, transportation/shipping, retail and innovation/research & development
6 of 8

FINANCE/ACCOUNTING	Experience or expertise in financial accounting and reporting or the financial management of an organization

5 of 8

INTERNATIONAL EXPERIENCE	Experience doing business internationally or focusing on international issues and operations or with multinational companies

7 of 8

ERM/RISK MANAGEMENT	Experience overseeing risk management matters

4 of 8

M&A/INTEGRATION	Experience leading growth through acquisitions and other business combinations and ability to evaluate operational integration plans
5 of 8

OPERATIONS/HUMAN CAPITAL	Experience managing compensation and diversity and inclusion efforts, and implementing succession planning and talent development

5 of 8

12 | Election of Directors	2024 Proxy Statement

ELECTION OF DIRECTORS

Director/Director Nominee Biographies

Each director and director nominee’s principal occupation and other pertinent information about particular experiences, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.

Director Nominees

Class III Directors

Term To Expire at the 2027 Annual General Meeting

Mohammad Abu-Ghazaleh    Director Since: 1996    Age: 82

Chairman and Chief Executive Officer, Fresh Del Monte Produce Inc.

Biography: Since 1996, Mr. Abu-Ghazaleh has served as our Chairman and Chief Executive Officer. He serves as the Chairman of the Royal Jordanian Air Academy, Arab Wings, and Queen Noor Civil Aviation Technical College. Mr. Abu-Ghazaleh also serves as Chairman of the Abdali Clemenceau Hospital project, a $290 million development project in Amman, Jordan. He is a founding shareholder of Clemenceau Medical Center in Beirut, Lebanon. Mr. Abu-Ghazaleh currently serves on the board of directors of United Cable Industries Company, a Jordanian public company.

Previously, Mr. Abu-Ghazaleh served as Chairman of International General Insurance Co. until its listing on NASDAQ in 2020. He served on the board of directors of Bank Misr Liban from 2007 to 2018 and Jordan Kuwait Bank from 2004 to 2011. Mr. Abu-Ghazaleh and Mr. Amir Abu-Ghazaleh are brothers. Mr. Abu-Ghazaleh is Mr. Ahmad Abu-Ghazaleh’s father.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board a unique understanding of our strategies and operations gained through over 20 years of executive leadership of our Company and over 45 years of experience in the fresh produce-related businesses serving in operations, management and executive leadership roles.

Experience Highlights:

Leadership, Public Company Board, Industry, International, ERM/Risk Management, M&A/Integration, Operations/Human Capital

Other Public Boards:

United Cables Industries Company (Jordan).

2024 Proxy Statement	Election of Directors | 13

ELECTION OF DIRECTORS

Ahmad Abu-Ghazaleh    Director Since: 2018    Age: 47

Vice Chairman and Chief Executive Officer, Royal Jordanian Air Academy, Arab Wings, Queen Noor Technical College and Gulf Wings

Biography: Since 2003, Mr. Abu-Ghazaleh has served as the Vice Chairman and Chief Executive Officer of the Royal Jordanian Air Academy, a flight training academy, Arab Wings, a private jet charter and aircraft management company, Queen Noor Technical College, a private engineering college, and Gulf Wings, a private jet charter company. He also serves as the Vice Chairman and Chief Executive Officer of the Abdali Clemenceau Hospital project in Amman, Jordan. He is the founder of the MMAG Foundation campus in Amman, a free art school, exhibition space and community center. Mr. Abu-Ghazaleh is an active member of several museum councils and advisory groups. Mr. Abu-Ghazaleh currently serves on several boards of directors of private and public organizations, including Queen Rania Foundation, Endeavor Jordan and The American Center for Oriental Research (ACOR), Jordan’s Investment Council and the Center for Strategic Studies Jordan University. He has served as the Chairman of United Cables Industries Company (UCIC), a Jordanian public company, since 2013 and of Augustus Management International since July 2016. He previously served as the Chairman of National Poultry Company (NPC), a Jordanian public company and on the boards of directors of Banque Misr Liban, Arab Pharmaceutical Company and Modern Pharma, both publicly traded companies that were merged and sold to Hikma Pharmaceuticals. Mr. Abu-Ghazaleh is the son of Mr. Mohammad Abu-Ghazaleh and the nephew of Mr. Amir Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 15 years of management experience in global operations, as well as extensive experience in the transportation and food industries.

Experience Highlights: Leadership, Public Company Board, Industry, International Other Public Boards: United Cables Industries Company (Jordan).

14 | Election of Directors	2024 Proxy Statement

ELECTION OF DIRECTORS

Dr. Ajai Puri        Director Since: 2024    Age: 70

Non-Executive Director, Britannia Industries Ltd, Olam International, IMI PLC, Califa Farms LP

Biography: Dr. Puri currently serves as a board member of Britannia Industries Ltd. (India), an Indian public company and India’s largest independent food company; Olam Group Limited (Singapore), a Singaporean public company and a leading global food and agriculture business; and IMI plc (U.K.), a specialist engineering and technology group that is listed on the London Stock Exchange. Additionally, Dr. Puri has served as a board member of privately-held Califia Farms LP, a leading plant-based milks company since October 2021. As part of his executive career, Dr. Puri spent over 20 years at Minute Maid (part of The Coca-Cola Company) where he played an integral role in building the company’s global juice platform with products like Simply Orange™ and Minute Maid Pulpy™. Dr. Puri holds a B.S. from the University of Agricultural Sciences, Bangalore, India; an M.S. from the Central Food Technological Research Institute, Mysore, India; an M.B.A. from the Crummer Business School, Rollins College, and a Ph.D. in Food Science from the University of Maryland.

Skills & Qualifications: Mr. Puri brings to the Board extensive experience in the food and beverage industry and years of global R&D, innovation, supply chain development and consumer marketing experience.

Experience Highlights:

Leadership, Public Company Board, Finance/Accounting, Industry, International, Operations/Human Capital

Independent

Committees:

Audit

Governance

Other Public Boards:

Britannia Industries Ltd. (India)

Olam Group Limited (Singapore)

IMI plc (U.K.)

Continuing Directors

Class I Directors

Term To Expire at the 2025 Annual General Meeting

Amir Abu-Ghazaleh    Director Since: 1996    Age: 77

General Manager, Abu-Ghazaleh & Sons Co. Ltd.

Biography: Since 1987, Mr. Abu-Ghazaleh has served as the General Manager of Ahmed Abu-Ghazaleh & Sons Co. Ltd., a marketer and distributor of fresh fruit and vegetables. Mr. Abu-Ghazaleh serves on the boards of directors of Clemenceau Medical Center, Arab Wings and Royal Jordanian Air Academy. He also serves as the Chairman of Abu-Ghazaleh Investments (AGI). He previously served on the board of International General Insurance Co. Ltd in Jordan. Mr. Abu-Ghazaleh and Mr. Mohammad Abu-Ghazaleh are brothers, and Mr. Abu-Ghazaleh is the uncle of Mr. Ahmad Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 20 years of executive, management and operating experience in the wholesale fresh fruit-related businesses, experience in marketing, finance, corporate governance matters and international business with extensive knowledge of the Middle East markets.

Experience Highlights: Leadership, Public Company Board, Finance/Accounting, Industry, International, M&A/Integration

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ELECTION OF DIRECTORS

Mary Ann Cloyd    Director Since: 2019    Age: 69

Former Senior Partner, PricewaterhouseCoopers LLP

Biography: From 1990 until her retirement in June 2015, Ms. Cloyd was a senior Partner with PricewaterhouseCoopers LLP (“PwC”), a global professional services firm. During her 25 years as a partner at PwC, Ms. Cloyd served in multiple leadership positions, including leading PwC’s Center for Board Governance from 2012 until her retirement in 2015. Ms. Cloyd is a retired Certified Public Accountant. Ms. Cloyd has served as a director of Ekso Bionics Holdings, Inc., a publicly-traded company focused on exoskeleton technology, since 2020. Previously, Ms. Cloyd served as a director of Bellerophon Therapeutics, Inc., a publicly-traded clinical-stage biotherapeutics company, from February 2016 until March 2024, and as a director of Angel Pond Holdings Corporation, a publicly-traded special purpose acquisition company, from March 2021 until December 2022. Since April 2018, she has served as a director of NCMIC Group, Inc., a private mutual insurance and financial services company. Between 2004 and 2013, Ms. Cloyd served on both PwC’s Global and U.S. Boards of Partners and Principals. Ms. Cloyd also is on the Board of Directors for the Geffen Playhouse, the Caltech Associates Board, and the Advisory Board of the UCLA Iris Cantor Women’s Health Center.

Skills & Qualifications: Ms. Cloyd brings to the Board 40 years of public accounting/advisory experience, significant experience in corporate governance matters and experience in risk management and oversight.

Experience Highlights:

Leadership, Public Company Board, Finance/Accounting, ERM/Risk Management, M&A/Integration, Operations/Human Capital

Independent

Committees:

Audit (Chair)

Governance

Other Public Boards:

Ekso Bionics Holdings, Inc.

16 | Election of Directors	2024 Proxy Statement

ELECTION OF DIRECTORS

Class II Directors

Term to Expire at the 2026 Annual General Meeting

Lori Tauber Marcus    Director Since: 2021    Age: 61

Founder of Courtyard Connections, LLC, Board Advisor and Retired Chief Marketing Officer

Biography: Ms. Marcus is an experienced Chief Marketing Officer with over 35 years of experience in consumer-facing industries. Ms. Marcus is the founder of Courtyard Connections, LLC, an advisory firm focused on marketing and leadership in consumer goods, retail, food service, and consumer technology. From 2017 to 2020, Ms. Marcus worked with the Harvard Business School’s Kraft Precision Medicine Accelerator as Chair of Direct to Patient Initiative. In 2016, Ms. Marcus served as Interim Chief Marketing Officer for Peloton Interactive, Inc., a fitness platform company that went public in 2019. From 2013 to 2015, Ms. Marcus was the Executive Vice President and Chief Global Brand and Product Officer at Keurig Green Mountain, Inc., a publicly-traded coffee and coffee application company. From 2011 to 2012, she was Chief Marketing Officer at The Children’s Place, a publicly-traded children’s clothing company. Ms. Marcus previously spent 24 years with PepsiCo in marketing & general management positions of increasing responsibility, culminating in her appointment as Senior Vice President, Marketing Activation for PepsiCo Beverages, North America.

Since January 2021, Ms. Marcus has served on the board of 24-Hour Fitness, a privately-held fitness company. In 2023, she joined the board of PRIMO Water Corporation, a publicly-traded home/office delivery, pure-play water company. Ms. Marcus was a board director for Phunware, Inc, a publicly-traded enterprise software company from December 2018 to September 2021. Ms. Marcus previously served on the boards of the following privately-held companies: Golub Corporation; DNA Diagnostic Center; and Talalay Global. Since 2004, Ms. Marcus has served on the board of the Multiple Myeloma Research Foundation.

Skills & Qualifications: Ms. Marcus brings to the Board strategic vision, strong business and general management acumen with direct-to-consumer expertise in e-commerce, digital marketing and social media to grow consumer-facing businesses worldwide.

Experience Highlights: Leadership, Public Company Board, Industry, International, Operations/Human Capital Independent Committees: Audit Compensation Governance Other Public Boards: PRIMO Water

2024 Proxy Statement	Election of Directors | 17

ELECTION OF DIRECTORS

Michael J. Berthelot    Director Since: 2006    Age: 73

Chief Executive Officer, Cito Capital Corporation

Biography: Since 2004, Mr. Berthelot has served as the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm, and, since 2010, as Managing Principal and founder of Corporate Governance Advisors Inc., a consulting firm that provides board evaluation and advisory services. Mr. Berthelot is a Certified Public Accountant. Mr. Berthelot is also a faculty member of the University of California San Diego’s Rady School of Management, where he teaches corporate governance in the MBA program.

From February 2019 until June 2020, Mr. Berthelot served on the board of PenChecks Inc., a privately held financial services company. From 1992 to 2003, he served as Chairman and Chief Executive Officer of TransTechnology Corporation, a publicly-traded multinational manufacturing firm, and from 2003 until 2006, he continued to serve as its non-executive Chairman. From 2009 to 2013, Mr. Berthelot served on the board of directors of Pro-Dex, Inc., a medical device manufacturer, where he also served as the Chief Executive Officer and President from 2012 to 2013.

Skills & Qualifications: Mr. Berthelot brings to the Board extensive management and operating experience, including in his previous role as a chief executive officer of a publicly-traded multinational manufacturing and distribution business, as well as significant experience and corporate governance matters as well as accounting and financial reporting.

Experience Highlights: Leadership, Public Company Board, Finance/Accounting, International, ERM/Risk Management, M&A/Integration Lead Independent Director Committees: Compensation (Chair) Audit

Charles Beard, Jr.    Director Since: 2020    Age: 61

Partner, Chief Operating Officer, Guidehouse, Inc.,

Retired Senior Partner, PricewaterhouseCoopers LLP

Biography: Since 2018, Mr. Beard has served as the Chief Operating Officer of global consultancy firm Guidehouse, Inc. and is responsible for the day-to-day execution of the company’s enterprise services, risk and quality management strategy. He has more than 30 years of experience in professional advisory services focusing on cybersecurity and technology-enabled operational transformations. He was previously with PwC, where his practice focused on cybersecurity-related services and corporate transactions in the technology sector. He is the former General Manager of the Cybersecurity and Intelligence Unit of SAIC, where he also served as the company’s Chief Information Officer. He is the former Senior Vice President and Chief Information Officer for Science Applications International Corporation (now Leidos), and General Manager of the Cybersecurity and Intelligence Business Unit. Previously, Mr. Beard led the global Transportation and Industrial Markets segment of KPMG consulting. Mr. Beard holds a Master of Jurisprudence from Seton Hall School of Law, an MBA from the University of Montana and a Bachelor of Science from Texas A&M University. He is a graduate of the US Air Force Space & Missile program.

Skills & Qualifications: Mr. Beard brings to the Board more than 30 years of experience in cybersecurity, digital innovation, including adoption of cloud computing infrastructure and addressing the security and control challenges inherent in digital transformations, technology management and business automation.

Experience Highlights:

Leadership, Industry Expertise, Finance/Accounting, International, ERM/Risk Management, M&A/Integration, Operations/Human Capital

Independent

Committees:

Governance (Chair)

Compensation

18 | Election of Directors	2024 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our business and affairs are managed with oversight from our Board. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company. These guidelines are available on our website at www.freshdelmonte.com under the “Investor Relations” tab.

Highlights of our Corporate Governance Guidelines

•	A majority of directors of the Board must be independent as defined by NYSE listing standards.

•	If the Chairman of the Board is not an independent director, the Board will appoint a lead independent director.

•

The Board will have an Audit Committee, Compensation Committee and Governance Committee; together, the Committees and each of their members will be independent as defined by the NYSE listing standards and applicable SEC rules. The Board may designate one or more additional Committees or create ad hoc Committees from time to time.

•

A current director nominee who fails to receive a majority of the votes cast must submit his or her resignation to the Board. The Board will then consider all the facts and circumstances relative to the continued service of the director before accepting or declining his or her resignation.

•

The Governance Committee will oversee an annual self-evaluation of the Board and its Committees as prepared by its members to consider how each has performed relative to its goals, objectives, and charter.

•	Directors should not serve simultaneously on the boards of more than four other public companies and Audit Committee members should not serve on more than two additional audit committees.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and CEO and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for our Company. Our CEO, Mohammad Abu-Ghazaleh, is also the Chairman of our Board. The Board currently believes that our Company and our shareholders are best served by having Mr. Abu-Ghazaleh hold both positions, given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses. Our Board also believes that the CEO serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

Lead Independent Director

Our Corporate Governance Guidelines provide that if the position of the Chairman of the Board is held by the Chief Executive Officer or any other non-independent director, then the independent directors shall, upon recommendation of the Governance Committee and by majority vote of independent directors, appoint a lead independent director. Mr. Berthelot currently serves as our lead independent director. The duties of the lead independent director include:

•	presiding over executive sessions of the independent directors and Board;

•	meetings at which the Chairman is not present;

•	serving as liaison between the Chaiman and the independent directors;

•	approving Board meeting agendas and schedules and the subject matter of the information to be sent to the Board;

•	having authority to call meetings of the independent directors and/or the non-management directors;

•	ensuring he or she is available for consultation and direct communication if requested by major shareholders; and

•	performing such other duties as the Board deems appropriate.

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CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that the Board must have a majority of directors who are independent as required by NYSE listing standards. Each year, the Board undertakes a review of director independence, which includes a review of each director’s or nominee’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or nominee or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board affirmatively determined that each of the individuals listed below are independent directors under NYSE listing standards and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, or in the case of Ms. Colber-Baker, who served for part of 2023, was independent during the time she served as a director.

• Charles Beard, Jr. • Michael J. Berthelot • Mary Ann Cloyd • Lori Tauber Marcus • Dr. Ajai Puri • Kristin Colber-Baker

Meetings of the Board

The Board held 6 meetings during 2023. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Committees on which he or she served during the period in which he or she was a director. It is the policy of the Board to encourage its members to attend our Annual General Meeting, but it is not required. All members of the Board in 2023 were present at our 2023 Annual General Meeting of Shareholders.

All of our independent directors meet in executive session (without management present) in connection with each scheduled Board meeting. Mr. Berthelot currently serves as the presiding director over all executive sessions of the non-employee directors. In addition, our independent directors meet separately, without the participation of directors who do not qualify as independent directors.

Board Committees

The Board has the following three standing Committees: Audit, Compensation and Governance. The Board has adopted a written charter for each of these Committees. Committee charters are available on our website at www.freshdelmonte.com under the “Investor Relations” tab. Each Committee conducts at least an annual review of and revises its respective charter, if necessary. The following table shows the members of each of the Board’s Committees and the number of Committee meetings held during the 2023 fiscal year.

Director	Audit Committee	Compensation Committee	Governance Committee

MichaelJ. Berthelot (LeadIndependent Director)	Member Financial Expert	Chair

CharlesBeard, Jr. IndependentDirector		Member	Chair

MaryAnn Cloyd IndependentDirector	Chair Financial Expert		Member

LoriTauber Marcus IndependentDirector	Member Financial Expert	Member	Member

Dr.Ajai Puri IndependentDirector	Member Financial Expert		Member

Meetingsin 2023	7	6	6

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CORPORATE GOVERNANCE

Audit Committee

Members	Primary Responsibilities

Mary Ann Cloyd (Chair)

Michael J. Berthelot

Lori Tauber Marcus

Ajai Puri

The Board determined that each member of the Audit Committee meets the independence requirements of the NYSE listing standards and the enhanced independence standards for Audit Committee members required by the SEC.

•  Oversees the quality and integrity of our financial statements and financial reporting process

•  Oversees our systems of internal controls over financial reporting and disclosure controls and procedures

•  Oversees the performance of our internal audit services function

•  Engages the independent auditors and evaluates their qualifications, independence, and performance

•  Establishes hiring policies for employees or former employees of the independent auditor

•  Oversees the compliance by the Company with legal and regulatory requirements including the Company’s Code of Business Ethics and Conduct Policy and the Related Party Transactions Policy

•  Establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters

Financial Expertise. The Board determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board has determined that Mary Ann Cloyd, Michael J. Berthelot, Lori Tauber Marcus and Ajai Puri each qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

Members	Primary Responsibilities

Michael J. Berthelot (Chair)

Charles Beard, Jr.

Lori Tauber Marcus

The Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE listing standards including the enhanced independence standards for Compensation Committee members.

•   Reviews our general compensation structure and policies

•   Reviews and sets the corporate goals and objectives for the Chief Executive Officer (“CEO”) and evaluates the CEO’s performance in light of such goals and objectives

•   Evaluates, determines, and recommends CEO compensation, subject to approval by the independent directors

•   Recommends the compensation of our other executive officers and the terms of any new executive compensation programs

•   Reviews the compensation structure and policies applicable to the Board and recommends proposed changes

•   Administers our equity incentive plans, including approving awards under such plans

•   Reviews and discusses with management each year the Compensation Discussion and Analysis included in our annual proxy statement

•   Oversees our risk assessment and risk management relative to our compensation structure, benefits, and incentive plans’ administration

•   Oversees our compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters.

•   Oversees the administration of the Company’s clawback/recoupment policies

•   Serves as a liaison to our Chief Human Resources Officer to advise and provide insights and best practices regarding various human resource issues

Role of Independent Compensation Consultant. The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating and determining executive and director compensation, and in fulfilling its other responsibilities. In 2023, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW’s work with the Committee included analyses, advice, guidance and recommendations on executive and director compensation levels versus peers, and market trends. In addition, in 2023, WTW conducted a review of our current peer group to ensure that it continues to serve as an appropriate benchmark for executive and director compensation levels and practices for 2024. WTW also reviewed our long-term incentive practices and provided updates on executive compensation trends and developments. WTW will continue to work with the Committee to provide it with analyses, advice, guidance and recommendations on

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CORPORATE GOVERNANCE

executive and director compensation versus peers, market trends and incentive plan designs. WTW was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have any other consulting arrangements with the Company. The Committee took into consideration the consultant’s analyses, advice, guidance and recommendations in recommending changes to Board and executive compensation. The Committee considered the independence of WTW and determined that no conflicts of interest exist. For more information regarding the role of the compensation consultant, see the disclosure under “Compensation Discussion & Analysis—Compensation Setting Process—Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation. During the 2023 fiscal year, Michael J. Berthelot, Kristin Colber-Baker, Charles Beard, Jr. and Lori Tauber Marcus served as Compensation Committee members. None of these individuals were, during 2023, an officer or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2023 between the Company and any directors who served as Compensation Committee members for any part of 2023 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2023, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

Governance Committee

Members	Primary Responsibilities

Charles Beard, Jr. (Chair)

Mary Ann Cloyd

Lori Tauber Marcus

Dr. Ajai Puri

The Board determined that each member of the Governance Committee meets the independence requirements of the NYSE listing standards.

•   Identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board

•   Develops and recommends to the Board criteria for selecting new directors

•   Recommends director nominees for approval by the Board and the shareholders, and considers and recruits candidates to fill vacancies on the Board

•   Reviews director candidates recommended by shareholders for election

•   Assesses the contributions of incumbent directors, including in light of selection criteria and the Board’s needs

•   Advises the Board with respect to Committee membership and operations

•   Oversees preparation of the CEO succession plan and reviews succession plans for directors, Committee members and Committee chairs

•   Reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management

•   Oversees compliance with legal and regulatory requirements,

•   Develops and recommends to the Board corporate governance guidelines

•   Oversees the Company’s environmental, social and governance program

•   Monitors the effectiveness of the Company’s information system controls and security, including a periodic review of the Company’s cybersecurity and other technology risks

The Nomination Process

In considering each director nominee for the Annual General Meeting, the Board and the Governance Committee evaluate such person’s background, qualifications, attributes and skills to serve as a director. The Board and the Governance Committee also evaluate each of the director’s contributions to the Board and role in the operation of the Board as a whole.

Consideration of Director Nominees. The Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as director nominees and other candidates recommended to the Governance Committee, in accordance with the following criteria:

•	their reputation for honesty and ethical conduct in their personal and professional activities and their strength of character and judgment;

22 | Corporate Governance	2024 Proxy Statement

CORPORATE GOVERNANCE

•	their ability and willingness to devote sufficient time to Board duties;

•

their educational and industry background, as well as their business and professional achievements and experience, particularly in light of the Company’s business and its size, complexity and strategic challenges and whether they have demonstrated, by significant accomplishment in their fields, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company;

•	their potential contribution to the diversity and culture of the Board; and

•	their independence from management under requirements of applicable law and listing standards.

In connection with the selection of any new director nominee, the Governance Committee will assess the skills and experience of the Board, as a whole, and of each of the individual directors. The Governance Committee will then seek to identify those qualifications and experience sought in any new candidate in light of the criteria described above that will maintain a balance of knowledge, experience and skills on the Board and produce an effective Board. The Governance Committee has the authority to engage the services of executive search firms to assist the Governance Committee and the Board in identifying and evaluating potential director candidates. Following the identification of director candidates, such individuals will be interviewed by the Chairman and CEO and a majority of the Governance Committee members. The Governance Committee will consider the results of the interviews and will decide whether to recommend, and the Board will decide whether to approve, the candidate’s appointment as a director.

While the Board does not have a formal diversity policy, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account, among other factors, considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.

Shareholder Nominations of Director Candidates. Our Governance Committee has adopted policies addressing the procedures by which shareholders may recommend director nominees. A shareholder desiring the Governance Committee to consider any person for nomination for election to the Board must deliver a written submission to the Governance Committee in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. Such submission must include (i) the candidate’s name and contact information; (ii) a detailed resume of the candidate and a statement explaining the qualifications of the candidate that, in the view of the candidate and/or the shareholder, would make such person a suitable director and a description of the candidate’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder may have that relate to, or would result in any of the actions described in Item 4 of Schedule 13D (or any successor provision) under the Exchange Act; (iii) a statement of whether the candidate meets applicable law and listing requirements pertaining to director independence; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among the candidate, the shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others acting in concert therewith, on the one hand, and the candidate and his or her respective affiliates and associates, or others acting in concert therewith; (v) any information relating to the candidate, the shareholder and their respective affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act or otherwise be required to be provided pursuant to our Second Amended and Restated Memorandum and Articles of Association; and (vi) the written consent of the candidate to serve as a director, if elected.

The submission should include an undertaking to submit to the Secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The Governance Committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In addition to the foregoing, any nomination by a shareholder of any person for election to the Board must comply with the advance notice requirements of our Second Amended and Restated Memorandum and Articles of Association. For more information regarding the advance notice requirements, see “Shareholder Proposals and Director Nominations for 2025 Annual General Meeting” in this proxy statement.

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CORPORATE GOVERNANCE

Clawback Policies

We maintain two compensation recoupment, or “clawback,” policies. As required by the Dodd-Frank Wall Street Reform and Consumer Protection (Dodd-Frank) Act (Dodd-Frank Act) and related rules and regulations of the SEC and NYSE, the Company adopted an Executive Officer Clawback Policy, effective October 2, 2023, that applies to all of our current and former executive officers in the event of a financial restatement, as further described below. In addition, we continue to maintain a clawback policy that is applicable to all employees and in circumstances beyond those set forth in the Executive Clawback Policy.

Executive Officer Clawback Policy

We have adopted the Executive Officer Clawback Policy that complies with the new SEC and NYSE rules. The Executive Officer Clawback Policy provides that the Company must seek recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by current and former executive officers. The policy is administered by the Compensation Committee.

The policy is triggered if we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with a financial reporting requirement under the securities laws. Once the policy is triggered, the Compensation Committee will require recoupment of any erroneously-awarded compensation received by a current or former executive officer during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. The policy is a “no-fault” policy and recoupment is required regardless of whether a current or former executive officer contributed to the restatement.

For purposes of the policy, erroneously-awarded compensation is the amount of incentive-based compensation paid to a current or former executive officer that exceeds the incentive-based compensation the executive officer would have been paid had it been based on the restated financial statements. Incentive-based compensation includes any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure (meaning a measure determined and presented in accordance with the accounting principles used in preparing our financial statements and any measure that is derived in whole or in part from such measure).

The Compensation Committee will determine the timing and method of recoupment of erroneously-awarded compensation in its sole discretion pursuant to the policy. Recoupment is required unless recovery would be impracticable, as set forth in the policy.

Employee Compensation Recoupment Policy

We have adopted the Employee Compensation Recoupment Policy (the “Recoupment Policy”), which covers all our current and former employees (the “Covered Employees”). The Recoupment Policy allows the Company to cancel and/or recover severance and other separation benefits and short-term and long-term incentive awards granted, payable or paid to Covered Employees in the event of:

•

any inaccurate financial statement – inaccurate financial statement means an inaccurate financial statement of the Company or any inaccurate calculation or determination of performance criteria with respect to the Company or a subsidiary (whether or not contained in a financial statement), regardless of whether such inaccuracy is the result of covered conduct or the subject of an accounting restatement, or

•

any covered conduct by any Covered Employees – covered conduct means gross negligence, intentional misconduct, fraud or embezzlement (referred to as serious misconduct), failure to comply with our Code of Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, failure to comply with non-compete, non-solicit or confidentiality provisions or any other restrictive covenants contained in any employment agreements or behavior that is detrimental to the business or reputation of our Company.

If the Compensation Committee determines that a Covered Employee was paid or awarded during a three-year lookback period more than he or she would have been paid or awarded absent the inaccurate financial statement (other than as a result of serious misconduct), then the Compensation Committee may, to the extent permitted by applicable law, seek to recover such excess compensation from short-term or long-term incentive awards. If the Compensation Committee

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CORPORATE GOVERNANCE

determines that during a three-year lookback period any serious misconduct occurred (including if such serious misconduct resulted in an inaccurate financial statement), the Compensation Committee may cancel and/or recover any short-term or long-term incentive awards and any severance or other separation benefits granted, payable or paid to a Covered Employee, with no limit to the amount that it may cancel or recover.

Insider Trading Policy and Restrictions on Pledging and Hedging

Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public information and restricts directors, officers and other “designated insiders” from engaging in most transactions involving our Ordinary Shares during periods that we have determined, that those individuals are most likely to be aware of material, non-public information. Our Insider Trading Policy also prohibits all our directors and employees, including our executive officers, or any of their designees, family members or entities that they influence or control, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities that were granted to the director or employee as part of their compensation or that are held, directly or indirectly, by any such persons. Furthermore, our Insider Trading Policy requires that insiders structure any pledge or shares held in a margin account to ensure that the executive and any documentation regarding the arrangements are in compliance with applicable securities laws and prohibits officers from pledging any stock that is subject to our Share Ownership Guidelines.

Code of Ethics/Conduct

Code of Conduct and Business Ethics Policy

We have adopted a Code of Conduct and Business Ethics Policy, or the Code of Conduct, which applies to all of our directors, officers, employees, agents and representatives. The Code of Conduct is designed to ensure that our business is conducted in a consistently legal and ethical manner, including the handling of related party transactions. Our Code of Conduct contains our Related Party Transactions Policy, which is described under “Related Party Transactions” below. Additionally, our Code of Conduct includes policies on political contributions, labor and human rights and workplace practices.

Code of Ethics

To supplement the Code of Conduct, we have adopted a Code of Ethics that applies to those persons with important roles in the financial reporting process, including: (i) the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President, Global Internal Audit, the Chief Accounting Officer or Controller or persons performing similar functions; (ii) the President and Chief Operating Officer, any other senior vice president or vice president and any other senior executives designated by the Board; and (iii) the members of our Board.

To promote a corporate culture of transparency, integrity and honesty, the Code of Ethics requires that our senior financial officers, executive officers and Board members, among other things:

•	promote an honest and ethical culture;

•	comply with our policies and all applicable governmental laws, rules and regulations;

•	consult and report any known or believed violations of the Code of Conduct to the appropriate persons;

•	provide full, fair, accurate, timely and understandable disclosure in all of our reports and communications; and

•	periodically reaffirm his or her commitment to the Code of Conduct.

We intend to disclose any amendments to, or waivers of, the Code of Ethics relating to our directors or executive officers on our website within four business days following the date of the amendment or waiver. Only the Board may grant a waiver from any provision of our Code of Ethics in favor of a director or executive officer.

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CORPORATE GOVERNANCE

Global Vendor Code of Business Ethics and Conduct

We have adopted a Global Vendor Code of Business Ethics and Conduct, or the Vendor Code, which requires the compliance of each of our vendors, suppliers, customers, consultants, agents, representatives, brokers, distributors, research partners, software providers, licensors, intermediaries and other third parties who provide us with goods and services, along with their parent entities, subsidiaries, subcontractors and supply chains. Among other matters, the Vendor Code addresses compliance with laws and regulations, product safety and quality, labor and human rights, trade sanctions, anti-corruption and bribery and other business practices. Violation of the Vendor Code may result in the termination of the contract between the Company and the third party.

Each of the Code of Conduct, the Code of Ethics and the Vendor Code is available on our website at www.freshdelmonte.com under the “Investor Relations” tab.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, which it fulfills directly and through its Committees, depending on the nature of the risks. Oversight is supported by management reports and reports by our independent auditors and advisors, all of which are intended to help the Board or its relevant Committees identify and manage key risks and exposures. The Board and its Committees also have regular executive sessions with the head of internal audit, as well as with the independent accountants and, where appropriate, other advisors, without any other management present. The Governance Committee reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management. The Board satisfies its oversight responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. The allocation of risk oversight among the Board and its Committees is summarized below.

BOARD OF DIRECTORS

•   Strategic, financial and execution risks and exposures associated with our operations, including matters affecting capital allocation

•   Major litigation exposures

•   Significant regulatory changes that present risks or may otherwise affect our business operations

•   Senior management succession planning

•   Major acquisitions and divestitures

•   Other matters that present material reputational risk or risk to our operations, plans and prospects, taken as a whole

Audit Committee

•   Financial risks

•   Financial reporting

•   Public disclosures

•   Internal control over financial reporting

•   Financial policies

•   Credit and liquidity matters

•   Major acquisitions and divestitures

Compensation Committee • Compensation structure, policies and practice • Compensation benefits and incentive plans, including equity plans • Senior management succession planning • Clawback policies

Governance Committee

•   Enterprise Risk Management Program

•   Corporate governance

•   Sustainability

•   Corporate social responsibility

•   Environment

•   Director succession

•   Ethics & Compliance

•   IT, Cybersecurity and Privacy

•   Health and safety

•   Food safety

Cybersecurity Risk Oversight

Our Board believes a strong cybersecurity strategy is vital to protect our business operations, sustain our control environment and honor our data protection obligations. The Board has delegated to its Governance Committee the responsibility for monitoring the effectiveness of the Company’s internal cybersecurity program and coordinates its finding

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with the Audit Committee. Our Vice President of Information Technology and various members of our cybersecurity incident response team report on cybersecurity threats, incidents, plans and responses to the Governance Committee or the entire Board on at least a quarterly basis, and more often as needed.

In addition, we provide regular, mandatory training for personnel regarding cybersecurity threats to educate and empower our workforce to be vigilant against threat actors and actively participate in cybersecurity efforts and certain of our Board members have also attended cybersecurity training programs. We maintain a cyber incident response plan to timely, consistently and compliantly address any cyber threat that may occur. We regularly test our incident response plan, conduct compliance audits, periodic tabletop exercises, vulnerability assessments, and where necessary engage third parties to assist with these audits and assessments, as well as mitigation and remediation options and plans.

Compensation Risks

In 2023, as part of our risk management process, the Compensation Committee conducted an annual comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. Based on a review and analysis of our incentive plans, policies and programs, the Compensation Committee believes that these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. In evaluating our compensation components, we took into consideration the following risk-limiting characteristics:

•	Bonus payout under our annual incentive plan and long-term incentive plan is capped;

•

A significant percentage of our overall pay mix is long-term or equity-based, which, when combined with our Share Ownership Guidelines, aligns our executive officers’ interests with shareholders’ interests and minimizes the taking of inappropriate or excessive risk that would impair the creation of long-term shareholder value;

•	We use multiple objectives which serves to limit the potential benefit of any single episode of excessive risk taking;

•

We have effective management processes for establishing key financial and operating targets, and monitoring financial and operating metrics and all computations and recommendations are subject to multiple levels of review including local, regional, corporate, and board level reviews;

•	We have effective monitoring by external and internal audit; and

•	All our compensation programs include “clawback” provisions if an award is granted based upon incorrect data.

Related Party Transactions

In 2023, we incurred approximately $252,000 of air charter expenses with the aircraft management company Arab Wings in which Mohammad Abu-Ghazaleh, our Chairman and Chief Executive Officer, and Amir Abu-Ghazaleh, one of our directors, collectively indirectly beneficially own approximately 48% of the equity, with other Abu-Ghazaleh family members indirectly beneficially owning an additional 12.6%. Mohammad Abu-Ghazaleh is Chairman, Ahmad Abu-Ghazaleh is Vice Chairman and CEO, and Amir Abu-Ghazaleh serves as one of the directors of Arab Wings. The aircraft management company utilized an aircraft that was indirectly owned by Mohammad Abu-Ghazaleh and other third-party owned aircraft in providing the services.

Related Party Transactions Policy

Our Code of Conduct includes our policy for the review and approval of related party transactions. The policy operates in conjunction with other aspects of our Company’s compliance program and requires directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related party and those of our Company, regardless of the amount involved. Our directors and executive officers must also periodically confirm information about related party transactions, and management reviews its books and records and makes other inquiries as appropriate to confirm the existence, scope and terms of related party transactions.

Under the policy, a “related party” is (i) a director, or executive officer of the Company, his or her immediate family members, any individual (other than tenants and employees) who shares that person’s home, or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of such person’s immediate family. A related party transaction is a transaction involving the Company and a related party, excluding certain employment arrangements.

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CORPORATE GOVERNANCE

Pursuant to the policy and NYSE listing standards, the Audit Committee must evaluate each related party transaction and recommend to the disinterested members of the Board whether the transactions are fair, reasonable and within Company policy, and should be approved. Related party transactions entered into, but not approved, are subject to termination if directed by the Audit Committee or the Board, as applicable. The Audit Committee considers each related party transaction in light of all relevant factors and the controls implemented to protect the interests of our Company and our shareholders, including:

•	The benefits of the transaction to the Company;

•	The impact on a director’s independence if the related party is a director, an immediate family member of a director or the director’s primary business;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties or to employees generally.

Director Compensation

The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following types and levels of compensation.

Annual Equity Grant. At each annual meeting, non-employee directors receive an equity grant in the form of restricted stock units. Pursuant to this policy, on May 4, 2023, each non-employee director received an award of 5,666 restricted share units, which vest on the earlier of the day prior to next annual meeting or the one-year anniversary of the grant date. Upon vesting of the awards, directors are required to hold the shares until the share ownership guidelines are met under our share ownership and retention policy. See “Share Ownership Guidelines” below.

Retainer and Fees Paid in Cash. The annual retainer for non-employee directors is $90,000. Directors serving as members of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to additional annual retainers of $15,000, $7,500 and $5,000, respectively. The lead independent director is entitled to an additional retainer of $35,000, and the Chairs of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to an additional retainer of $25,000, $20,000 and $15,000, respectively. Non-employee directors are also reimbursed for incidental expenses associated with each Board or Committee meeting. Directors who are employees do not receive any additional compensation for their services as a director.

The following table sets forth information regarding the compensation of our non-employee directors for fiscal 2023. Mohammad Abu-Ghazaleh, our Chairman and CEO, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mohammad Abu-Ghazaleh’s compensation, see “Executive Compensation” beginning on page 57.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Amir Abu-Ghazaleh	90,000	150,206	$240,206

Ahmad Abu-Ghazaleh	90,000	150,206	$240,206

Mary Ann Cloyd	120,000	150,206	$270,206

Michael J. Berthelot(4)	152,983	150,206	$303,189

Charles Beard, Jr.	112,500	150,206	$262,706

Lori Tauber Marcus(5)	113,334	150,206	$263,540

Kristen Colber-Baker(6)	73,549	150,206	$223,755

(1)	Amounts reflect the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and chair fees for the 2023 fiscal year.
(2)

Amounts reflect the full grant date fair value of a grant of restricted stock units, determined in accordance with FASB ASC 718-10 Compensation—Stock Based Compensation. For additional information on the valuation assumptions regarding the fiscal 2023 grants, refer to Note 15 to our consolidated financial statements for the year ended December 29, 2023 included in our Annual Report on Form 10-K for the 2023 fiscal year filed with the SEC on February 26, 2024.

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CORPORATE GOVERNANCE

(3)

The following table sets forth the aggregate number of restricted stock units outstanding as of December 29, 2023 for each of our non-employee directors who received a restricted stock unit award in 2023.

Name	RSUs(a)
Amir Abu-Ghazaleh	5,802
Ahmad Abu-Ghazaleh	5,802
Mary Ann Cloyd	5,802
Michael J. Berthelot	5,802
Charles Beard, Jr.	5,802
Lori Tauber Marcus	5,802
Kristen Colber-Baker	5,802

(a)	Includes 136 dividend equivalent units that are subject to the same restrictions and vesting criteria based on the underlying RSUs to which they relate.
(4)	Michael J. Berthelot was appointed as the chair of the Compensation Committee effective August 1, 2023.
(5)	Lori Tauber Marcus was appointed as a member of the Compensation Committee effective August 1, 2023.
(6)	Kristin Colber-Baker resigned from the Board effective August 1, 2023.

Share Ownership Guidelines. We have share ownership guidelines that apply to non-employee directors and executive officers. Non-employee directors are expected, within five years of the director’s appointment, to own Ordinary Shares having a value equal to four times the annual cash retainer for non-employee directors. Directors are required to retain at least 50% of their Ordinary Shares until they have satisfied their ownership guideline. Based on the current annual board retainer, the individual ownership guideline for each non-employee director is Ordinary Shares having a value of $360,000. Each of our non-employee directors is in compliance with the guidelines and recently appointed non-employee directors are proceeding reasonably towards timely meeting the guidelines. We believe that this ownership policy further aligns director and shareholder interests and thereby promotes the objective of increasing shareholder value.

Sustainability and Social Responsibility at Fresh Del Monte Produce

As one of the world’s leading produce companies, we recognize that it is our responsibility to provide safe and wholesome food to our consumers, while also protecting and ensuring the well-being of our planet. This is why we embed sustainability into how we do business, including how we grow, transport, package and deliver our products and in how we interact with our communities.

We take a holistic approach to conservation that considers the entire ecosystem, which is vital for the current and future success of our business. Our business transformation strategy is enhanced by successfully managing our sustainability pillars— our sustainability strategy is deeply rooted in our culture at Fresh Del Monte Produce and we are all committed to working towards A Brighter World Tomorrow™ for generations to come. As a result, we’ve enacted programs that support many of the United Nation’s Sustainable Development Goals (SDGs) for many years.

In October 2023, we released our 2022 Sustainability Report discussing our sustainability journey, goals and commitments, which can be found at https://freshdelmonte.com/sustainability.

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CORPORATE GOVERNANCE

We work toward fulfilling our sustainability strategy by following these pillars:

Oversight of Sustainability and Climate Change Risk

The Board recognizes the importance of keeping sustainability at the forefront of our business development. To that end, the Governance Committee is responsible for overseeing ESG-related issues, which includes reviewing with the Company’s senior management major risk exposures (whether financial, operating, regulatory or otherwise) and the steps that management has taken to monitor and control such exposures, as well as the practices, guidelines, policies and processes for risk assessment and risk management. Additionally, as part of the Board’s risk oversight of climate change, the Audit Committee is responsible for annually reviewing and discussing with management the Company’s material climate-related risks. To stay current with the evolving regulatory regime governing climate related disclosures of risk and opportunities, our Board attended a TCFD course.

With support from the Sustainability Steering Committee—a cross-departmental group of company leaders—the Chief Sustainability Officer (the “CSO”) reports key issues quarterly to the Governance Committee. The CSO and the Sustainability Steering Committee work with sustainability leaders across regional operations to develop programs that address issues from climate change to community development to human rights. Each international facility has a team member responsible for managing sustainability-related programs and activities, and our larger agricultural operations have a formal position dedicated to sustainability management. This structure enables us to address ESG issues across our Company.

Along with the work of these committees, we have policies and formal systems to ensure a consistent approach across our global operations, including (1) our Global Environmental Policy, which guides our performance in greenhouse gas (“GHG”) emissions reduction, water management, waste generation and ecosystem protection and (2) our Land and Water Suitability Policy, which guides land and water risk management and environmental considerations of existing or new agricultural developments.

Climate Change and Promoting the Health of our Planet

As a company, we are working to balance agricultural productivity, biodiversity and environmental action, which includes taking on the challenge of climate change in agriculture head on, and leading our industry towards transparency, accountability and transformative action on reducing greenhouse gas emissions. This aspect of our sustainability strategy centers on protecting and promoting the health of our planet, its wildlife and its natural resources – this ongoing commitment to care for the environment is at the heart of our business strategy and focuses on these three key areas:

•	Climate Action;

•	Water Stewardship; and

•	Circular Economy and Waste.

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CORPORATE GOVERNANCE

Climate Action

We understand agriculture’s contribution to GHG emissions and the worsening impacts of global climate change and have ongoing climate action initiatives to combat these impacts, specifically focusing on GHG emissions, renewable energy, forest conservation, transportation emissions reductions, sustainable farming and regenerative agriculture. We continue to seek out opportunities to reduce our emissions and join multi-stakeholder efforts to mitigate the effects of climate change.

We have made meaningful progress to reduce our GHG emissions. In 2022, we reduced our combined Scope 1 and 2 emissions by 26% compared with 2019 levels, bringing us closer to reaching our 2030 climate goal of reducing Scope 1 and 2 emissions by 27.5% by 2030.

With respect to sustainable farming, our research and development team works to introduce practices that lessen our environmental impact and increase resilience, while also driving agricultural innovation across our operations and in the industry. We work with third-party experts to develop sustainable farming practices and guidelines for our farms and operations, and in 2022, 80% of our global product volume was certified as sustainably grown by one of these third parties.

To promote regenerative agriculture, we have deployed a holistic farming program that focuses on soil health, biodiversity, ecosystem health and water availability throughout our operations. While we have seen great success with these principles, we are actively building on these regenerative farming solutions. For instance, in 2022, we partnered with the World Wildlife Fund to better understand the condition of our soils and how we can improve our regenerative agriculture practices, a project that will run from 2023 to 2025.

Water Stewardship

We recognize our responsibility for managing our water use with care as the success of our farms, communities and team members depend on safe and clear water availability. To minimize the impact we have on water resources, we leverage innovative technologies to drive water efficiency and aim to prevent negative impacts on community water resources. For instance, in 2022, in partnership with the German Agency for International Cooperation (GIZ), we restored 212 hectares of land across our Costa Rica pineapple and banana and Guatemala banana operations. We also address these issues through collaboration with other stakeholders with a focus on protecting the entire watershed, including water conservation, quality monitoring, wastewater treatment and water recycling practices.

Circular Economy and Waste

We recognize the impact of waste and we seek to track and reduce waste generation in all global operating facilities. As a vertically integrated company, we are uniquely situated to address our waste stream from production to end-use and have identified two focus areas for our efforts: (1) food waste; and (2) packaging waste.

As part of our efforts to reduce food waste, each of our facilities is required to have a unique plan to deal with waste that reduces environmental impact and complies with local laws and regulations while diverting food waste from landfills. Our success is exemplified by the fact that, in 2022, we diverted 93% of our food waste from the landfill by reducing our food waste and increasing the amount of food that we donated to those in need.

While the majority of waste produced is organic, we understand the importance of eliminating unnecessary packaging materials, increasing recycled content and further developing reusable and recyclable programs, including designing packaging with a reduced environmental impact that balances against the optimal protection for our products.

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CORPORATE GOVERNANCE

Key Sustainability Commitments and Progress

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CORPORATE GOVERNANCE

**

Green economic recovery is an economic recovery to the impacts of COVID-19 that is aligned with achieving long-term sustainability and climate action objectives to achieve a more resilient, inclusive and equitable future for the planet.

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CORPORATE GOVERNANCE

Our 2022 Sustainability Report outlines our progress in achieving these goals. Key takeaways:

•

We committed to reaching 100% of our global product volume certified as sustainably grown by SCS Global Services by 2025. We are on target as, to date, 88% of our production volume is certified as sustainably grown.

•	We committed to monitoring 100% of protected forest areas annually by 2025 by conducting an inventory of species in each of our reserves. We are on track, having met 69% of its target to date.

•	In order to grow with our communities, we plan to plant and/or donate 2,500,000 trees by 2025. We are on track, having met 88% of this target to date.

•	We committed to supporting 300 local sustainability programs that create measurable and lasting change by 2025, we have already surpassed this goal by reaching 144% of the goal.

•	We committed to providing educational opportunities to 20,000 students and adult learners by 2025. To date, we have exceeded our goal by reaching 205% of the goal.

•

With the objective of protecting the planet, we are aiming to reduce our absolute Scope 1 CO2e emissions from vessel shipping by 10% by 2025. We have recently made significant investments in six fuel-efficient vessels. To date, we have reached our goal of 10% reduction.

We have received various recognitions worldwide for our sustainability efforts, including:

•	2021 – Approval of our Climate goals by the Science Based Target initiative.

•	2021 – Received Certificate of Recognition for our support to the community and COVID-19 Response in the Municipality of Datu Abdullah Sangki in the Philippines.

•	2021 – Received COVID Seal recognition by the Chilean Security Association for outstanding performance in fighting the pandemic and caring for workers.

•	2021 – Received GIZ From Farm to Fork Idea Award for innovation in promoting biodiversity in Costa Rica.

•

2021 – Letter of Recognition from the Guatemala Ministry of Culture for our work safeguarding and restoring the Quiriguá archaeological park, a UNESCO World Heritage Site, from the impacts of hurricane Eta and Iota.

•	2021 – Received Neutral Fuels Biofuel Certificate for contributing to the transition to a Net Zero future in the fight against climate change in our facility in Dubai, UAE.

•

2021 – Selected as a finalist for Rabobank’s 2021 Leadership in Sustainability award, an award that recognizes a high-impact organization that has achieved unique steps towards business, environmental, social, and governance sustainability.

•

2021 – Received the Environmental Initiatives award in the 2021 SEAL (Sustainability, Environmental Achievement & Leadership) Business Sustainability Awards for our approach to farming while conserving biodiversity.

•

2022 – Received the Food Quality & Safety Award from Food Quality & Safety Magazine for our dedication and achievement of a food safety and/or quality assurance team that has made exceptional contributions to upholding the highest of food standards.

•	2022 – Our Banana Division in Costa Rica received the Occupational Risk Preventive Management System Award from the Costa Rica National Insurance Institute.

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PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year. The Audit Committee and the Board is submitting the selected firm to our shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the 2024 fiscal year.

The Audit Committee has selected EY to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year. The Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, unless you specify otherwise.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young

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RATIFICATION OF AUDITORS

Selection of our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence.

The Audit Committee has selected EY to continue to serve as our independent registered public accounting firm for the 2024 fiscal year. EY has served as our independent registered public accounting firm since 1997. In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of our Company and our shareholders, and we are asking our shareholders to ratify the selection of EY as our independent registered public accounting firm for the 2024 fiscal year.

Benefits of EY’s tenure as our independent registered public accounting firm include:

Increased Audit Quality

After years of experience as the Company’s independent auditor, EY has gained institutional knowledge of and deep expertise in our global operations and businesses, accounting policies and practices, and internal control over financial reporting that increases the quality of their audit.

Competitive Fees EY’s fees are competitive with their peers because of their familiarity with the Company and its businesses.

Avoid Transition to New Auditor

Engaging a new independent auditor would likely result in additional costs and require a significant time commitment from management, which could distract management from its focus on other areas, such as financial reporting and internal controls.

We are submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. If our shareholders do not ratify the appointment, then the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of EY to serve as our independent registered public accounting firm for the 2024 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of EY for the 2024 fiscal year.

We expect representatives of EY to be present at the meeting. The representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees Paid to EY

The following table presents all fees billed or expected to be billed for professional audit services rendered by EY for the audit of our annual consolidated financial statements for our 2023 and 2022 fiscal years, and fees billed or expected to be billed for other services rendered to us by EY.

	Fiscal Year
(U.S. dollars in millions)	2023	2022

Audit fees (1)	$5.3	$5.3

Audit-related fees (2)	—	—

Tax fees (3)	1.3	0.4

All other fees	—	—

Total	$6.6	$5.7

(1)

Audit fees consisted of the fees and expenses for professional services rendered in connection with: (i) the audit of our annual consolidated financial statements and the effectiveness of our internal controls over financial reporting; (ii) the review of the interim financial statements contained in each of our Quarterly Reports on Form 10-Q; and (iii) statutory audits.

(2)	Audit-related fees consist of the fees billed for services that are reasonably related to the performance of the audit or review.
(3)	Tax fees consisted of fees for tax compliance and other permissible tax related services.

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RATIFICATION OF AUDITORS

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to us by EY. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chair to pre-approve services up to $50,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services rendered by EY to our Company are permissible under applicable laws and regulations. All audit and permitted non-audit services provided by EY during the 2023 fiscal year were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2023.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors that firm’s independence, and also considered the compatibility of non-audit services with maintaining the independent auditors’ independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2023 fiscal year for filing with the SEC.

The Audit Committee:

Mary Ann Cloyd, Chair

Michael J. Berthelot

Lori Tauber Marcus

Dr. Ajai Puri

April 23, 2024

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this Audit Committee Report shall not be incorporated by reference into this proxy statement.

2024 Proxy Statement	Ratification of Independent Registered Public Accounting Firm | 37

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers as of April 17, 2024. Biographical information with respect to Mohammad Abu-Ghazaleh is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position

Mohammad Abu-Ghazaleh	82	Chairman and Chief Executive Officer

Monica Vicente	58	Senior Vice President and Chief Financial Officer

Mohammed Abbas	48	Executive Vice President and Chief Operating Officer

Effie D. Silva	49	Senior Vice President, General Counsel and Corporate Secretary

Jesus Rodriguez Calvo	59	Senior Vice President, North American Sales

Marissa R. Tenazas	69	Senior Vice President and Chief Human Resources Officer

Alexandre Apparecido	54	Vice President, Global Internal Audit

Jorge Pelaez	61	Vice President, Columbia, Ecuador, Central America and Brazil (CECAB)

Monica Vicente has served as Senior Vice President and Chief Financial Officer since April 1, 2022. Since 2003, Ms. Vicente had served as our Vice President, Corporate Finance during which time she led our regional finance, global financial planning and analysis, investor relations and global procurement functions. Ms. Vicente also led other finance functions in her 25-year tenure with the Company, including SEC reporting and controlling, tax, and treasury. Prior to joining the Company, Ms. Vicente spent six years at Ernst & Young in their assurance services group. Since September 2023, Ms. Vicente has served on the Board of Directors of Balchem Corporation, a solutions provider for the health and nutrition industry, and is a member of its audit committee.

Mohammed Abbas has served as our Executive Vice President and Chief Operating Officer since February 1, 2022. He previously served as Senior Vice President, Asia Pacific and Middle East Region since October 2019. Prior to that time, Mr. Abbas served as our Vice President, Middle East and North Africa from January 2016 to November 2019. From April 2015 through December 2015, he served as Vice President of Fresh Produce, for our Middle East and North Africa, (MENA) region. Mr. Abbas served as the General Manager of Del Monte Saudi Arabia from June 2009 to March 2015. Prior to that time, he served as our General Manager of Del Monte Foods UAE since the inception of the first unit in the MENA Region in January 2007 until May 2009.

Effie D. Silva has served as Senior Vice President, General Counsel & Secretary since April 11, 2022. Prior to joining us, Ms. Silva served as Global Ethics & Compliance Leader at Cargill, Inc., a large privately held food company, from January 2020 to March 2022. From 2018 to 2019, Ms. Silva served as Vice President & Associate General Counsel at Tyson Foods, Inc., a publicly held food company. Prior to that, Ms. Silva spent 17 years at leading law firms, including Duane Morris, LLP in Miami from 2017 to 2018, McDermott, Will & Emery, LLP in Miami from 2013 to 2016 and Baker & McKenzie, LLP in Miami from 2005 to 2013.

Jesus Rodriquez Calvo has served as our Senior Vice President, North American Sales and Marketing since May 2021. Prior to that time, Mr. Rodriguez served as a Director of DSD Sales for Goya Foods, Inc., a global food company, from 2017 through 2020. Prior to that time, he held various senior positions in sales and sales operations with Nestle S.A., a global food company, where his last role was Division Vice President for the frozen food division.

Marissa R. Tenazas has served as Senior Vice President, Chief Human Resources Officer since March 2024, after previously serving as Senior Vice President, Human Resources of the Company from 2011 until her retirement in 2018. She also served as the Vice President of Human Resources from 1999 through 2011. From 1996 to 1999, she served as Senior Director-Human Resources. From 1989 to 1996, she worked for Suma Fruit International (USA), Inc. Prior to that, Ms. Tenazas worked in the Philippines in various human resource management and consulting positions with some of the major conglomerates and consulting firms in that country.

38 | Executive Officers	2024 Proxy Statement

EXECUTIVE OFFICERS

Alexandre Apparecido has served as Global Internal Audit Vice President since April 2020. Mr. Apparecido is an executive with 20+ years of Internal Audit experience at Fortune 100 companies in the financial services, automotive, telecommunication, retail, wholesale, education, and food and beverage industries. Most recently, Mr. Apparecido held a position as the Americas Internal Audit Director with the Kraft Heinz Company, a food and beverage company, from September 2017 to March 2020 and as Global SOX and Internal Controls Director with Laureate Education, a degree-granting higher education company, from April 2016 to August 2017. Previously, he was the Latin America, Africa and Middle East Regional Internal Audit Manager for General Motors and the Walmart Latin America Internal Audit Vice President.

Jorge Pelaez has served as our Vice President, CECAB, since April 2017. From February 2015 to March 2017, Mr. Pelaez served as the General Manager in our Costa Rica Banana Division. From 2012 to January 2015, he served as Senior Operations Director in our Costa Rica Banana Division, and as our Operations Manager in our Costa Rica Banana Division from 2010 to 2011. Mr. Pelaez served as the General Manager in our Cameroon Banana Division from 2004 to 2009. Prior to that time, he served as our Operations Manager, Brazil from 1994 to 2003. Mr. Pelaez held various senior positions in our banana operations from 1984 to 1994.

2024 Proxy Statement	Executive Officers | 39

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for our Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 42. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board recommends that you vote “FOR” approval of executive compensation

40 | Advisory Vote on Executive Compensation	2024 Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are providing shareholders an advisory vote on executive compensation, often referred to as a “say-on-pay” vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are based on a pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both short-term performance objectives and long-term shareholder value. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to create shareholder value. This balance is evidenced by the following:

•   A competitive, market-driven base salary;

•   An annual cash incentive award that is focused on corporate and individual performance;

•   A long-term cash incentive plan award that is dependent on the achievement of corporate goals;

•   Equity awards, consisting of restricted stock units and performance-based stock units that vest over time; and

•   Share Ownership Guidelines that promote continued alignment of our executives’ interests with those of our shareholders and discourage excessive risk taking for short-term gains.

KEY COMPENSATION PRACTICES

✓ Appropriate mix of fixed and variable compensation

✓ Executive compensation tied to financial and operating performance

✓ Rigorous share ownership guidelines

✓ Robust clawback policies

✓ No short-sales or hedging of our shares permitted

✓ Annual risk assessment of compensation programs

✓ Use of an independent compensation consultant

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for our 2024 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

This advisory vote on executive compensation is not binding on our Board and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

2024 Proxy Statement	Advisory Vote on Executive Compensation | 41

COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2023 compensation of our named executive officers, or NEOs. As discussed in Proposal 3 on page 40, we are conducting a say on pay vote this year that requests your approval, on an advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained in “Executive Compensation.” As part of that vote, you should review our compensation philosophies, the design of our executive compensation programs and how these programs align executive compensation to the financial performance of the Company over the short and long term.

Our NEOs for 2023 are:

Name	Title

Mohammad Abu-Ghazaleh	Chairman and Chief Executive Officer

Monica Vicente	Senior Vice President and Chief Financial Officer

Mohammed Abbas	Executive Vice President and Chief Operating Officer

Jesus Rodriguez Calvo	Senior Vice President, North American Sales

Effie D. Silva	Senior Vice President, General Counsel, Corporate Secretary

Ziad Nabulsi	Senior Vice President, North American Operations

Our executive compensation philosophy is focused on linking pay with performance.

We seek to develop a compensation program that maintains a strong link between executive pay and successful execution of our strategy and long-term shareholder value creation.

42 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We were pleased with many aspects of our 2023 performance that allowed us to continue to return economic value to our shareholders while advancing sustainable practices and product safety. While we saw lower overall net sales across most product categories, we were able to offset the impact to gross margins with higher selling prices, lower distribution costs, and continued focus on profitable sales. We made significant progress in our asset optimization program and sold underutilized and non-strategic assets. We also continued to innovate around products and packaging, sustainable practices, and channel expansion through strategic partnerships and brands.

Executive Compensation Philosophy - Linking Compensation with Vision

Our executive compensation program is tied to our business strategy, with both quantitative and qualitative metrics, that support and drive the implementation of our five-year strategic goals. The program includes four principals:

1.

Align with Shareholder Interests: Align the interests of our executives with those of our shareholders by requiring significant share ownership, tying significant portions of pay to performance, paying a portion of compensation in equity and subjecting equity compensation to multi-year vesting periods;

2.

Performance Based: Tie significant portions of compensation to performance and achievement of our short-term and long-term business goals and ensure that compensation focuses on corporate performance over individual performance;

3.	Strong Fiduciaries: Incentivize executives to make prudent business decisions and maximize shareholder value without exposing the Company to unreasonable levels of risk; and

4.	Market Competitiveness: Attract and retain key executives with the capability to lead the business forward.

Executive Compensation Elements - Tying Pay to Performance

The Compensation Committee regularly assesses the elements of our executive compensation program to ensure that pay is tied to performance and that it is using executive compensation components that it believes will most cost effectively attract and motivate executive officers, reward them for their individual achievements and align to the value creation objectives of the Company as a whole. The Compensation Committee designed our executive compensation program to be weighted towards performance-based, at-risk compensation. As evidenced by the charts below, 80% of our CEO’s target direct compensation and 59% of our other current NEO’s target direct compensation is variable and tied to enterprise performance.

The Compensation Committee allocates total target compensation between cash and equity compensation based on benchmarking to our peer group, discussed below, while considering the balance between providing short-term incentives and long-term parallel investment with shareholders to align the interests of the executive management team with our shareholders. The Compensation Committee annually evaluates the balance between equity and cash compensation among NEOs.

2024 Proxy Statement	Compensation Discussion and Analysis | 43

COMPENSATION DISCUSSION AND ANALYSIS

Our long and short-term incentive plans are based upon quantifiable and objective performance goals established at the beginning of each period and the achievement of which is subject to a multi-tiered review process. Metrics are approved by the Compensation Committee to align with our five-year strategic goals, drive strong business performance and generate top and bottom-line business growth. For NEOs other than our CEO, following an initial proposal by management, the Compensation Committee considers and discusses such proposal, making modifications where appropriate, and approves the pre-established financial objectives at the beginning of the fiscal year or performance period, considering, among other things, the performance objectives in the Company’s annual and long-term business plan. The individual objectives are established by our Compensation Committee to incentivize our NEOs on functional and business objectives that are core to driving growth and value for shareholders.

Based on these objectives, the Compensation Committee continued to use the following five elements of compensation during 2023:

44 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Strong Compensation Governance - Align Executives’ Interests with Shareholders

•	Significant Portions of Compensation are At-Risk. For 2023, 80% of target total compensation awarded to the CEO and 59% of target total compensation awarded to all other NEOs was at risk.

•	Multi-year vesting of all Equity Awards. To the extent earned, our PSUs and RSUs vest over three years.

•

Robust Share Ownership Guidelines. All of our executive officers are required to obtain and maintain ownership of our Ordinary Shares equal to a multiple of his or her base salary within five years from the date they are named an officer. Our CEO is required to maintain 5x his base salary, our COO is required to maintain 3x his base salary and all other NEOs are required to maintain 2x their base salary.

•

Broad Clawback Policies. We have a broad recoupment, or “clawback”, policy that applies to all current and former employees. Our policy allows us to recover over a three-year lookback period any severance, short-term or long-term incentive awards (cash or equity), paid or awarded in the event of (1) any inaccurate financial statements or calculation of performance criteria (regardless of whether or not such inaccuracy is the result of covered conduct or an accounting restatement), (2) any gross negligence, intentional misconduct, fraud or embezzlement, (3) a failure to comply with our Code of Conduct and Business Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, (4) a failure to comply with non-compete and restrictive covenants, or (5) any behavior that is detrimental to the business or reputation of our Company. We have also adopted a separate Executive Officer Clawback Policy that complies with Nasdaq and SEC listing rules providing for the recoupment of incentive compensation from our executive officers if there is an accounting restatement.

•

Independent Compensation Decision Makers. Our Compensation Committee is comprised entirely of independent directors, and it has engaged an independent compensation consultant that provides no other services to the Company.

•	CEO Severance has a “Double Trigger.” Our Executive Retention and Severance Agreement with our CEO has a double trigger.

•	Restrictions on Hedging. We prohibit hedging of our Ordinary Shares.

Our 2023 Compensation Program

The principal components of our executive compensation program are base salary, an annual cash incentive, a long-term cash incentive and equity awards, both performance-based and service-based. We also provide our executives with a limited number of perquisites and health and welfare benefits similar to those provided to our other employees.

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company.

How base salaries are determined. Base salaries reflect the value of the position and the attributes the executive brings to Fresh Del Monte Produce and are based on a subjective evaluation of the performance of the NEOs as assessed by the Compensation Committee and the CEO (other than for himself), as well the NEO’s experience, commitment to our core values and potential for advancement. The base salary component of our compensation program is designed to provide our NEOs with total base salary that is close to the median or 50th percentile among peer group companies. Salary levels for our executives are reviewed at least annually.

2023 Base Salary Decisions.

Neither our CEO nor the other NEOs received salary increases during 2023, other than (1) Mr. Abbas, our COO, who received a salary increase to $850,000 in connection with his relocation to the United States and (2) Ms. Silva, our SVP, General Counsel and Corporate Secretary, who received a 3% salary increase. Our CEO has not had a base salary increase since 2004.

Annual Incentive Awards

Our annual cash incentive award plans are designed to reward an NEO for his or her contribution to our achievement of our annual financial objectives and to reflect the executive’s contribution to our operational and financial goals. Our annual

2024 Proxy Statement	Compensation Discussion and Analysis | 45

COMPENSATION DISCUSSION AND ANALYSIS

cash incentive award has traditionally been set up as two different programs, our CEO Annual Incentive Plan (the “CEO AIP”) and our Annual Incentive Plan for Senior Executives (the “Senior Executive AIP”). For 2023, the CEO AIP and Senior Executive AIP included the same financial performance metrics:

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive award programs encourage executive officers to balance the short-term financial, operational, functional and qualitative performance objectives with those that form the basis of long-term growth. The Compensation Committee annually reviews the appropriateness of each of these performance metrics, their relationship to our overall growth strategy and the impact of such performance metrics on long-term shareholder value, and revises the measures, as necessary to maintain alignment with our business plan.

Chief Executive Officer Annual Incentive Plan

How the CEO Annual Incentive Award was determined. For 2023, the Compensation Committee continued the CEO AIP with revised financial performance objectives and profitability threshold. The CEO AIP is designed to make the CEO’s annual performance objectives relevant to our current economic and operational environment and our long term business interests. The Compensation Committee establishes annual performance goals targeting key performance objectives that it believes are relevant to our desired business results for the coming year.

The CEO AIP provides for the amount of an award to be calculated based upon the “Corporate Achievement Factor” multiplied by a target opportunity equal to 100% of the CEO’s annual base salary, which is then multiplied by an “Individual Performance Factor.” The Corporate Achievement Factor is the weighted average of the actual achievement against the financial performance metrics established by the Compensation Committee at the beginning of the year. The threshold performance level for each financial performance metric other than EPS was 80% of target, which earned 80% of target opportunity for such metric, while the threshold performance level for EPS was 86% of target, which earned 86% of target opportunity for such metric. The maximum performance level for each financial performance metric was 150%. EPS calculation was based on the number of shares outstanding as of the award date, consequently, stock issuances and repurchases did not impact performance level achieved.

The Individual Performance Factor, determined based upon the Compensation Committee’s subjective evaluation of the CEO’s performance and his contribution to the Company, is then applied to the product of the Corporate Achievement Factor and the target opportunity at a maximum rate of 200%. However, the maximum award payable to our CEO under the 2023 CEO AIP was $3,000,000.

CEO Financial Performance Metrics and 2023 Results. For 2023, the Compensation Committee utilized three weighted financial performance metrics for purposes of the CEO AIP. For 2023, the Compensation Committee decided to transition from net sales to Return on Assets or ROA (calculated as EBIT divided by Average Assets) and retained the remaining two performance metrics from the prior year, earnings per share (EPS) and free cash flow. The Compensation Committee also modified the weightings of the three financial performance metrics, giving increased importance to ROA over free cash flow. The table below sets forth the financial performance metrics used in the CEO AIP, as well as the weight and threshold, target and maximum performance levels set for 2023.

2023 CEO AIP

Performance Metric	Allocated % of Target Opportunity	Performance Level
		Threshold	Target	Maximum
Return on Assets(1)	35%	4.76%	4.90%	5.25%
Free Cash Flow ($mm)	20%	$74.0	$93.0	$140.0
Payout Percentage(2)		80%	100%	150%
Earnings per Share	45%	$2.06	$2.39	$ 3.58
Payout Percentage(2)		86%	100%	150%

(1)	Calculated as EBIT divided by average assets.
(2)	Calculated as a percentage of Target

46 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth our actual performance against each of our financial performance metrics for 2023.

Metric	Weight	Target	Achieved	% Achieved
Return on Assets	35%	4.9%	0.81%	0%
EPS	45%	$2.39	-$0.24	0%
Free Cash Flow	20%	$ 93.0 million	$ 234 million	150%*
Total Corporate Achievement Factor				30%
X Individual Performance Factor (Max 200%)				100%
X AIP Target Opportunity				$1,200,000
2023CEO AIP PLAN PAYOUT				$360,000

*	The maximum performance level for each financial performance metric is 150%.

Upon review of the financial results for fiscal 2023, the Compensation Committee determined that two of the three financial performance metrics (Return on Assets and EPS) were not met, while the third financial performance metric, Free Cash Flow, was achieved at maximum. The Compensation Committee did not adjust Return on Assets or EPS for one-time or non-recurring items. After determining the levels at which the Company met its financial performance metrics, the Compensation Committee evaluated the CEO’s performance. As part of this evaluation, the Compensation Committee, recommended and the independent directors approved, our CEO’s Individual Performance Factor at 100%.

Senior Executive Annual Incentive Plan

How the Senior Executive Annual Incentive Awards were determined. For 2023, the Compensation Committee continued to utilize the Senior Executive AIP for determining the annual incentive awards payable to all NEOs, other than the CEO. Awards under the Senior Executive AIP were based on an assessment of the Company’s financial performance and an evaluation of the performance of each executive against pre-determined and approved individual objectives (“Individual Performance Objectives”).

The 2023 Senior Executive AIP was based on the same three financial performance metrics as the CEO AIP: ROA, EPS and Free Cash Flow. However, as set forth in the table below, the financial performance metrics represented an aggregate of only 70% of the target opportunity while Individual Performance Objectives represented 30% of the target opportunity.

Performance Metric	Allocated % of Target Opportunity
Financial Performance Metrics	70.0%
Return on Assets	24.5% - (35% of 70%)
Free Cash Flow ($mm)	14.0% - (20% of 70%)
Earnings per Share	31.5% - (45% of 70%)
Individual Performance Objectives	30.0%

Financial Performance Metrics. Similar to the CEO AIP, the threshold performance level for each financial performance metric, other than EPS, was 80% of target, which earned 80% of target opportunity for such metric, and for EPS, the threshold performance level was 86% of target, which earned 86% of target opportunity for such metric. The maximum performance level for each financial performance metric was 150%.

Individual Performance Objectives. In addition, the Compensation Committee approved each NEO’s Individual Performance Objectives under the Senior Executive AIP, which were developed with the review, input and approval of our CEO for our COO, and our COO for our other NEOs. Each of the Individual Performance Objectives was designed to reflect an executive’s area of responsibility within the Company. Each Individual Performance Objective was assigned a

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COMPENSATION DISCUSSION AND ANALYSIS

specific percentage of the NEO’s overall achievement value, with all goals totaling 100%. Typically, each NEO has a specific number of performance criteria upon which his or her annual bonus is based. The payout of the Individual Performance Objective was then evaluated based on a 5-point scale, with Outstanding equaling 150%, Exceeds Expectations equaling 125%, Meets Expectations equaling 100%, Below Expectations equaling between 40% and 60% and Unsatisfactory equaling 0%. The maximum award for any award under the Senior Executive AIP was 150% of target opportunity.

For 2023, our NEOs typically had an average of 5 or 6 Individual Performance Objectives which were tied to their specific area of responsibility and business line of sight, and were aligned with our 2023 core business objectives adopted by the Board. The 2023 Individual Performance Objectives ranged from 5% to 30% of any NEO’s total individual achievement value.

The Individual Performance Objectives for our NEOs fell into the following categories of operational priorities, customized, based on the NEO’s role:

•	Develop and introduce new products;

•	Demonstrate resilience when challenged and opportunistic to create opportunities;

•	Leverage our assets and deep knowledge to further improve our profitability and utilization; and

•	Develop and grow as a vertically-integrated business to increase efficiencies.

2023 Performance

Company Financial Performance. As set forth in the table above, under “CEO Performance Metrics and 2023 Results” the Compensation Committee determined that the Company had not met the threshold on two of the financial performance metrics (Return on Assets and EPS), while the third financial performance metric, Free Cash Flow, was achieved at maximum. Consequently, each NEO earned 21% of their target opportunity (150% of 14%). However, as discussed below under “Payouts”, the Compensation Committee, based on the recommendation of the CEO and COO (with respect to each NEO other than the CEO), exercised negative discretion with respect to the payout of these amounts based on the officer’s proximity to the financial results of a specific business unit, other than to Ms. Silva.

Individual Performance. In determining the relative level of achievement of the applicable Individual Performance Objectives for each NEO for 2023, the Compensation Committee reviewed the performance of each of the NEOs against the Individual Performance Objectives established at the beginning of the year. The Compensation Committee determined that individual achievement levels for the NEOs, other than the CEO, were met at percentages ranging between 0% and 45%.

Payouts. Based on the Company’s financial performance and its assessment of the achievement of Individual Performance Objectives of our NEOs under the Senior Executive AIP, the Compensation Committee decided to exercise negative discretion with respect to the overall payout for Ms. Vicente, and Messrs. Abbas, Calvo and Nablusi and approved a payout to only Ms. Silva.

The full amount of the 2023 AIP awards for each NEO, including our CEO, is reflected below and is also set forth in the Summary Compensation Table.

Name	Target Opportunity	Payout	Total Payout as % of Target Opportunity
Mohammad Abu-Ghazaleh	$1,200,000	$360,000	30%
Monica Vicente	$ 242,500	$0	—
Mohammed Abbas	$ 425,000	$0	—
Jesus Rodriguez Calvo	$ 210,000	$0	—
Effie D. Silva	$ 198,275	$68,405	35%
Ziad Nabulsi	$ 220,000	$0	—

48 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long Term Cash Incentive Plan

Why we pay long-term cash incentive compensation. Our Compensation Committee has approved a Long-Term Cash Incentive Plan (the “LTIP”) for senior officers, including NEOs, to provide an incentive for executives to focus on our long-term sustainable growth by rewarding business decisions and actions over a longer term than the single year plans then in place. The Compensation Committee recognizes that the efforts of executives may not be adequately rewarded for taking those steps that will provide a foundation for significantly improved long-term performance of the Company, if those steps negatively affect annual operating results, and therefore annual cash incentive awards. In addition, the Compensation Committee believes that a balanced compensation plan, with short-term and long-term incentives, avoid any incentive to take actions that would result in short-term gain without regard to the long-term best interests of the Company.

How long-term cash incentive awards are determined. Under the LTIP, each participating NEO receives a performance-based cash award opportunity each year covering a three-year performance period. The Compensation Committee annually determines the target award as a percentage of each participating NEO’s base salary. For each of the currently outstanding LTIP award cycles, the target award for the CEO was set at 100% of base salary and for each of the other participating NEOs, the target award was set at 35% of base salary.

Performance is measured based on a combination of three financial performance results The LTIP award has (1) a threshold performance level of 80% of target for each metric (which pays out at 80% of the allocated target) and (2) target performance level (which pays out at 100% of the target award for such metric). For all NEOs, the award is capped at 125% of the target award for such metric and for the full award. Payouts for performance between threshold and target (or between target and maximum in the case of the CEO) will be calculated on a linear basis.

Performance Metrics. For the currently outstanding LTIP awards under the 2021 – 2023 LTIP Cycle and 2022 – 2024 LTIP Cycle, the Compensation Committee set the same three financial metrics with the same weighting as follows:

LTIP Metrics (2021-2023 and 2022-2024 LTIP Cycles)	Weight
Net Sales Growth Over 3 Year Period	15%
ROE (Net Income / Average Equity)	45%
Net Operating Cash Flow / Average Equity	40%

For the 2023 – 2025 LTIP cycle, the Compensation Committee replaced ROE with Return on Assets, or ROA (calculated as EBIT divided by average assets) and retained the remaining financial metrics from the prior two LTIP cycles. The performance metrics and their weightings for the 2023 – 2025 LTIP cycle were as follows:

LTIP Metrics (2023 – 2025 LTIP Cycle)	Weight
Net Sales Growth Over 3 Year Period	15%
Return on Assets (ROA) (EBIT / Average Assets)	45%
Net Operating Cash Flow / Average Equity	40%

2024 Proxy Statement	Compensation Discussion and Analysis | 49

COMPENSATION DISCUSSION AND ANALYSIS

2021-2023 Performance Cycle Payout

In early 2023, the Compensation Committee evaluated the Company’s performance against each of the three financial metrics and determined the extent to which the financial metric had been earned. The table below sets forth the target and the actual performance of the Company against each financial metric.

Metric	Weight	Threshold	Target	Actual	% Earned
Net Sales Growth (2023 Net Sales / 2020 Net Sales)	15%	12.7%	15.9%	2.8%	0%
ROE (Net Income / Average Equity)	45%	4.6%	5.8%	-0.9%	0%
Net Operating Cash Flow / Average Equity	40%	8.6%	10.8%	9.3%	86%

As noted above, there is a threshold of 80% of target performance in order to receive a payout under each metric. As the Company did not meet the threshold performance level for either Net Sales Growth or ROE, the payout on each of these two metrics was 0%. Our CEO and each of Messrs. Abbas, Calvo and Nabulsi earned 34% of their 2021-2023 LTIP Award (86% times 40%). Our remaining NEOs did not participate in our 2021-2023 LTIP program. The actual amount of the 2023 LTIP Award for each of Messrs. Abu-Ghazaleh, Abbas, Calvo and Nabulsi is set forth in the Summary Compensation Table.

Equity Awards

Why we make equity awards. In order to create a properly balanced compensation program, the Compensation Committee supplements the cash components of the executive compensation program with equity awards. Each NEO is eligible to receive an annual equity compensation award. The Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the level of compensation to the performance of the Ordinary Shares and shareholder gains; the Company believes this is particularly important for NEOs. Because equity compensation awards vest over a period of years, they also provide a retention component and create an incentive for executives to create sustained growth. For 2023, similar to 2022, the Compensation Committee determined that it would use the following forms of equity:

•	Restricted stock units (RSUs) that vest over a three-year period beginning on the first anniversary of the grant date; and

•	Performance-based restricted stock units (PSUs) that are earned based on the Company’s annual EBITDA and, to the extent earned, vest over a three-year period.

How equity awards are determined. Guidelines for the number of annual RSUs and PSUs granted to each NEO are determined using a procedure approved by the Compensation Committee based upon the executive officer’s position and responsibilities, job level, performance, and the value of the award at the time of grant. In addition, the Compensation Committee may make additional equity awards following a significant change in job responsibility or in recognition of a significant achievement.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Equity Awards. In 2023, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) awarded the following PSUs and RSUs to our NEOs:

Name	2023 RSU Award (Dollar Value $)	2023 PSU Award (Dollar Value $)*
Mohammad Abu-Ghazaleh	$720,000	$1,680,000
Mohammed Abbas	340,000	340,000
Monica Vicente	121,250	121,250
Jesus Rodriguez Calvo	105,000	105,000
Effie D. Silva	99,138	99,138
Ziad Nabulsi	110,000	110,000

*	As discussed below, all of these PSU Awards were forfeited

Terms of PSUs and 2023 Results. The performance objective was based on an EBITDA goal for the 2023 fiscal year with a minimum threshold at 80% target achievement. Assuming the target is met, the CEO may earn between 80% and 125% of the PSU award, and each other NEO may earn between 80% to 100% of the PSU award depending on EBITDA performance. The percentage of the PSU award earned will then vest equally over the three-year period commencing on the first anniversary of the grant date. For 2023, the Compensation Committee set the PSU target as 2023 EBITDA of $270 million. The Company’s actual 2023 EBITDA was $124 million, therefore the 80% threshold for earning the PSU award was not met, and the Compensation Committee determined that the PSUs, having an aggregate value of $2,455,388, would not vest and were to be forfeited.

Performance Period	Performance Measure	Target	Actual	% Earned

Fiscal 2023	EBITDA	$270 million	$124 million	0%

Other Compensation Components

The Compensation Committee provides additional benefits to the NEOs that are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Severance Arrangements and Payments upon a Change of Control: We are subject to a legacy Executive Retention and Severance Agreement for the CEO which was adopted in 2003. As further described under the heading “Potential Payments Upon Termination or Change-in-Control,” this severance agreement provides that to the extent that (1) the CEO is terminated by the Company other than for “cause”, (2) if the CEO terminates his employment for “good reason”, or (3) if he is terminated without “cause” in connection with a change in control, the CEO is entitled to certain severance payments consideration, an enhanced payment to take into effect any taxes due on the consideration, and other benefits. In consideration of the Company entering into this agreement, the CEO agreed to a two-year period following the termination of his employment during which he cannot solicit the Company’s employees, distributors, vendors or customers. The severance agreement for the CEO contains a provision requiring the company to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control, although the CEO should not be subject to any such excise tax under Section 280G because he is not subject to United States income tax.

Each of our other NEOs are covered by our general severance policy applicable to U.S. employees, which provides a maximum of twenty-six weeks’ severance based upon the years of service of each participant.

Perquisites: No significant pension or welfare benefits are available to NEOs other than the broad-based 401(k) plan, health and welfare benefits, and life insurance that are generally available to most of our full-time U.S. employees. Under our 401(k) plan, the Company offers all its eligible employees a 50% employer match to a maximum 6% employee contribution.

Life Insurance Benefits. We provide term life insurance to all U.S. employees of two times their base salary up to a maximum of $600,000.

2024 Proxy Statement	Compensation Discussion and Analysis | 51

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits. We provide a company car to the CEO. The amount quantified in the Summary Compensation Table as a car benefit is included in “All Other Compensation,” and includes the amount that the Company recognized as an expense for fiscal year 2023 for a car lease and related insurance.

Compensation Setting Process

Annually, the Compensation Committee evaluates the design and competitiveness of our executive compensation program.

Role of Compensation Committee and Management. The Compensation Committee evaluates and recommends to the Board (or the independent directors in the case of the CEO) the amount and nature of compensation for all NEOs. In making this determination, the recommendation and advice of certain executives is considered. The Compensation Committee solicits the CEO’s recommendation regarding the Chief Operating Officer’s (the “COO”) compensation. Additionally, the COO provides recommendations annually to the Compensation Committee regarding the compensation of all NEOs, excluding himself and the CEO. The COO’s recommendations are based on the results of his annual performance review of each NEO, at which time each NEO’s individual goals are assessed in light of their achievement of specific strategic goals. Each NEO also provides input about his individual contributions to the Company’s success for the period being assessed. The Compensation Committee reviews each of these performance reviews as part of its compensation setting process.

Role of Independent Compensation Consultant. As discussed above under the responsibilities of the Compensation Committee on page 21, the Compensation Committee has authority to retain compensation consultants and other advisors as it deems appropriate to assist in fulfilling its responsibilities. For 2023, the Compensation Committee engaged Willis Towers Watson (WTW) as its independent executive compensation consultant to:

•	review the Company’s current compensation program compared to its peer group and other relevant compensation surveys to ensure market competitiveness;

•	evaluate the effectiveness of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•

review and comment on broader aspects of our executive compensation programs, including program philosophy, design and implementation, and executive compensation trends, as requested by the Compensation Committee;

•

review the Company’s comparative peer group of companies and conduct an annual review of competitive market data (including base salary, annual incentive targets and long-term incentive targets) for the Chief Executive Officer and other executive officers;

•	provide a competitive analysis of our compensation components for our NEOs against our peer group;

•	assist in reviewing the Company’s share ownership guidelines relative to peer group practices;

•	perform a competitive analysis of compensation levels for non-employee directors; and

•	review this Compensation Discussion and Analysis.

In addition, WTW attends all Compensation Committee meetings at the request of the committee and presents relevant data and analysis to the committee for its consideration.

Independence of the Compensation Consultant. The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

The Compensation Committee annually reviews its relationship with WTW and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, WTW. WTW and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

52 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

During 2023, the Compensation Committee considered WTW’s independence and determined that the engagement of WTW did not raise any conflict of interest or other issues that would adversely impact WTW’s independence, including using the six factors set forth in the SEC and the NYSE rules regarding compensation advisor conflicts of interest and independence. Accordingly, the Compensation Committee determined WTW to be independent and free from conflicts of interest.

Evaluating Compensation Program Design and Relative Competitive Position

An important basis for structuring the Company’s compensation program and establishing target compensation levels for the Company’s NEOs is the analysis of the compensation packages offered to similarly situated executive officers of peer group companies. As part of its engagement, the Compensation Committee directed WTW to review its comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The peer group of companies was selected based on company size, market for executive talent and companies subject to the same industry economics as the Company when evaluating peers. The comparative compensation information provided by WTW was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized compensation surveys.

2023 Peer Group

In July 2022, the Compensation Committee, based on recommendations from WTW, approved a peer group of food and beverage, agricultural products and consumer products companies of similar size based on revenue, market capitalization, and number of employees as a measure of the complexity of the enterprise.

WTW reviewed with the Compensation Committee the 2023 Peer Group based on financial measures of company size (revenue, market capitalization, net income and total assets), market for executive talent, and companies subject to the same industry economics. Based on this review, WTW recommended, and the Compensation Committee approved a change in the compensation peer group from the prior year to add B&G Foods, Inc. as a member of the peer group. The peer group approved in July 2022, along with the published compensation survey data, was used as the basis for an evaluation of our executive compensation in late 2022, which informed 2023 pay decisions. As a result, the Peer Group that was used in connection with the 2023 compensation decisions consisted of the following companies (the “2023 Peer Group”):

Brown-Forman Corporation Campbell Soup Company Flowers Foods, Inc. Ingredion Incorporated Lamb Weston Holdings, Inc. Sanderson Farms, Inc. The Hershey Company Treehouse Foods, Inc.	B&G Foods, Inc. Darling Ingredients, Inc. Hormel Foods Corporation McCormick & Company, Inc. Post Holdings, Inc. The Hain Celestial Group, Inc. The J.M. Smucker Company

In 2023, WTW updated its executive compensation analysis report to the Compensation Committee. WTW utilized nationally recognized compensation surveys and analyzed competitive practices and the amounts and nature of compensation paid to executive officers of the 2023 Peer Group. Based on the data presented to the Compensation Committee by WTW and the analysis described above, the Compensation Committee has targeted base salary, annual and long-term cash incentive compensation, and equity incentive compensation for NEOs around the 50th percentile of the peer group comparison. The Compensation Committee also targets the overall proportion of total variable compensation (i.e., compensation based on performance) and fixed compensation (i.e., base or guaranteed compensation) for each NEO to be consistent with the 50th percentile of the peer group comparison. In determining the level of compensation provided to its NEOs, the Compensation Committee not only considers the Company’s performance, but also evaluates the Company’s comparative performance against peer group companies considering sales growth, growth in earnings per share (“EPS”), and share price performance, among other factors. In addition, the Compensation Committee considers the Company’s geographic locations, including the greater Miami area, where there

2024 Proxy Statement	Compensation Discussion and Analysis | 53

COMPENSATION DISCUSSION AND ANALYSIS

is significant competition for employees in the global agricultural and consumer products industries. The Compensation Committee also evaluates individual NEO experience, seniority, and performance, based on both objective and subjective measures, on an annual basis and may award merit salary increases as a result of these assessments. This approach ensures that the Company’s compensation programs will enable it to remain competitive in its markets and reward individual NEO performance. While the Compensation Committee targets cash compensation and equity awards in the 50th percentile of the peer group, the Compensation Committee recognizes the Company’s desire to keep the best talent in its executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate or award total compensation that may deviate from the general benchmark targets described above. Actual pay for each executive is determined based on this premise and is driven by the performance of the executive over time and the annual performance of the Company. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

The Company provides Mr. Abu-Ghazaleh with greater total compensation and benefits (including post-employment benefits) than those provided to other NEOs to reflect the increased level of responsibility and risk faced by Mr. Abu-Ghazaleh as the Company’s CEO. We continue to maintain Mr. Abu-Ghazaleh’s compensation level in accordance with the Compensation Committee’s review of peer group compensation data, as it reflects the competitive nature of compensation paid to chief executive officers within the peer group. The Compensation Committee believes that Mr. Abu-Ghazaleh’s competitive compensation package is important to motivate and retain him as the highly valued top executive of the Company.

2024 Peer Group. In August 2023, WTW reviewed with the Compensation Committee the 2023 Peer Group based on financial measures of company size (revenue, market capitalization, net income and total assets), market for executive talent, and companies subject to the same industry economics. Based on this review, WTW recommended, and the Compensation Committee approved changes in the compensation peer group to (i) remove Sanderson Farms, which was taken private and no longer publicly discloses executive pay, and (ii) add each of Dole plc, which went public in August 2021, and Mission Produce, Inc., a competitor in the fresh produce industry, as members of the group. The peer group approved in August 2023 along with the published compensation survey data, was used as the basis, for an evaluation of our executive compensation in late 2023, which informed 2024 pay decisions.

Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Compensation Committee annually reviews and considers the results of the prior-year’s shareholder advisory vote on our executive compensation. The Compensation Committee believes that this advisory vote can provide useful feedback regarding whether shareholders believe that the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with the appropriate compensation and meaningful incentives. In establishing the 2024 compensation program, the Compensation Committee noted that 92% of the votes cast at the 2023 Annual General Meeting supported Fresh Del Monte’s executive compensation program.

The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages for our NEOs.

54 | Compensation Discussion and Analysis	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance

Share Ownership Guidelines

The Compensation Committee has adopted Share Ownership Guidelines to help align the interests of its executive officers, including each NEO, with those of our shareholders. Under these Share Ownership Guidelines, each NEO is required to own a specified multiple of his annual base salary corresponding to its value in Ordinary Shares.

Title	Share Ownership Guideline
Chief Executive Officer	5x Base Salary
Chief Financial Officer	2x Base Salary
EVP and Chief Operating Officer	3x Base Salary
All SVPs	2x Base Salary

Each NEO is required to meet these Share Ownership Guidelines within five years from the date they assumed a position that required such level of ownership and must retain at least 50% of Ordinary Shares until they have met their relevant ownership level. Ordinary Shares counting toward meeting these ownership guidelines include shares owned by the NEO and shares underlying unvested equity awards (excluding pledged shares and any unvested performance-based awards). Shares held by our NEOs that are subject to Share Ownership Guidelines are retained in restricted accounts.

Tax Deductibility of Compensation

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our CEO. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. The severance agreement for the CEO contains a provision requiring us to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Section 280G.

Code Section 409A. Under Section 409A of the Code, amounts deferred by an NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

2024 Proxy Statement	Compensation Discussion and Analysis | 55

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the 2023 fiscal year and in this proxy statement relating to our 2024 Annual General Meeting of Shareholders.

Respectively submitted by the Compensation Committee of the Board:

Michael J. Berthelot, Chair

Charles Beard, Jr.

Lori Tauber Marcus

April 23, 2024

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this Compensation Committee Report shall not be incorporated by reference into this proxy statement.

56 | Compensation Committee Report	2024 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman and Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers in 2023 who were serving as executive officers at the end of 2023, and one employee for whom disclosure would have been provided but for the fact that the employee was not serving as an executive officer of the Company at the end of 2023, who are referred to collectively as NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mohammad Abu-Ghazaleh Chairman and CEO	2023	1,200,046	2,433,301	768,000	48,142	4,449,489
	2022	1,195,385	3,179,283	1,652,005	103,887	6,130,560
	2021	1,195,385	3,156,854	1,058,000	60,086	5,470,325
Monica Vicente SVP and CFO	2023	485,000	245,859	—	7,800	738,659
	2022	446,285	99,416	197,153	32,759	775,613
Mohammed Abbas EVP and COO	2023	833,654	689,381	101,150	19,543	1,643,728
	2022	517,541	432,068	303,071	344,998	1,597,678
	2021	455,292	218,336	185,562	25,538	884,728

Jesus Rodriguez Calvo SVP, North American Sales	2023	420,000	212,893	45,815	11,100	689,808

Effie D. Silva SVP, General Counsel	2023	394,462	201,005	68,405	8,403	672,275

Ziad Nabulsi (4) SVP, Operations NA	2023	440,000	223,046	47,997	9,450	720,493
	2022	438,308	152,551	168,960	35,280	795,097

(1)

These amounts represent the grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant, and RSUs. The assumptions underlying grant date fair value can be found in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023. For the actual number of PSUs earned for the 2023 performance period, please refer to the 2023 Outstanding Equity Awards at Fiscal Year-End table.

(2)

The amounts shown in this column include the cash awards (i) earned with respect to 2023 performance under the CEO AIP or the Senior Executive AIP, if any, and (ii) for Messrs. Abu-Ghazaleh, Abbas, Calvo and Nabulsi, payments for completed the 2021-2023 LTIP cycle in the amounts of $408,000, $101,150, $45,815 and $47,997, respectively. Neither Ms. Vicente nor Ms. Silva participated in the 2021-2023 LTIP cycle. For more details about these plans, please refer to the “Compensation Discussion and Analysis—Annual Cash Incentive Awards” and “Compensation Discussion and Analysis—Long Term Incentive Awards.”

(3)

The All Other Compensation column includes perquisites and other benefits. The amounts quantified below as car benefits include the amount that the Company recognized as an expense for fiscal year 2023 for each car or car allowance (where leased, the annual cost of the lease; where owned by the company, the depreciation of the car for that year), including the maintenance, insurance, and fuel expenses. The amount for Mr. Abu-Ghazaleh includes a car benefit of $36,896, and medical and dental insurance premiums of $11,246. The amount for Mr. Abbas represents family health and medical benefits. The amounts for Ms. Vicente, Mr. Calvo, Ms. Silva and Mr. Nabulsi include costs related to phone allowance and employer contributions to the Company’s 401(k) plan.

(4)	Based on his responsibilities and the Company’s reporting structure, Mr. Nabulsi was no longer an executive officer as of the end of 2023.

2024 Proxy Statement	Executive Compensation | 57

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for the 2023 Fiscal Year

The following table provides information about equity and non-equity awards granted to our NEOs in the 2023 fiscal year.

Name	Plan	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts under Equity Incentive Plan Awards (#)(2)		All Other Share Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold	Target	Maximum	Threshold	Target
Mohammad Abu-Ghazaleh	AIP	5/12/2023	992,400(4)	1,200,000	3,000,000
	2023-2026 LTIP	5/12/2023	960,000(5)	1,200,000	1,500,000
	PSUs	3/2/2023				42,410	53,013		$1,703,308
	RSUs	3/2/2023						22,720	729,994
Monica Vicente	AIP	5/12/2023	200,548(4)	242,500	363,750
	2023-2026 LTIP	5/12/2023	135,800(5)	169,750	212,188
	PSUs	3/2/2023				3,061	3,826		122,929
	RSUs	3/2/2023						3,826	122,929
Mohammed Abbas	AIP	5/12/2023	351,475(4)	425,000	637,500
	2023-2026 LTIP	5/12/2023	238,000(5)	297,500	371,875
	PSUs	3/2/2023				8,582	10,728		344,691
	RSUs	3/2/2023						10,728	344,691
Jesus Rodriguez Calvo	AIP	5/12/2023	173,670(4)	210,000	315,000
	2023-2026 LTIP	5/12/2023	117,600(5)	147,000	183,750
	PSUs	3/1/2023				2,650	3,313		106,447
	RSUs	3/1/2023						3,313	106,447
Effie D. Silva	AIP	5/12/2023	163,973(4)	198,275	297,412
	2023-2026 LTIP	5/12/2023	111,034(5)	138,792	173,491
	PSUs	3/2/2023				2,502	3,128		100,503
	RSUs	3/2/2023						3,128	100,503
Ziad Nabulsi	AIP	5/12/2023	181,940(4)	220,000	330,000
	2023-2026 LTIP	5/12/2023	123,200(5)	154,000	192,500
	PSUs	3/2/2023				2,777	3,471		111,523
	RSUs	3/2/2023						3,471	111,523

(1)

Reflects potential value of the payout pursuant to the terms of the plan awards for the 2023 fiscal year under the CEO AIP and 2023-2025 LTIP for our CEO, Mr. Abu-Ghazaleh, and the Senior Executive AIP and 2023-2025 LTIP for the other NEOs, as described in the section captioned Executive Compensation under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Awards” and “Long Term Incentive Awards.”

(2)

On March 2, 2023, the Company awarded PSUs to its NEOs with a fair market value of $32.13 per share under the 2022 Omnibus Plan. The PSUs were subject to meeting a target performance goal of $270 million in adjusted EBITDA for fiscal year 2023 with a minimum threshold at 80% target achievement. The performance goal for this award was not met, therefore the PSUs did not vest and all PSUs granted to NEOs in 2023 were forfeited.

(3)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the fair market value at the award date based upon the probable outcome of the performance conditions. Refer to “Compensation Discussion and Analysis—Equity Awards” for the descriptions of the PSUs and RSUs.

(4)

The amounts shown in this column represent the value of the incentive granted under the 2023 CEO AIP and/or 2023 AIP for Senior Executives assuming that all metrics are achieved at 80%. Each metric is measure individually what could generate a payment for lesser value.

(5)	The amounts shown in this column represent the value of the incentive granted under the 2023-2025 LTIP Plan assuming that the performance goal was achieved at 80%.

58 | Executive Compensation	2024 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our NEOs at 2023 fiscal year-end.

Name	Type of Equity Award	# of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	# of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
		Exercisable (#)	Unexercisable (#)
Mohammad Abu-Ghazaleh	Options	64,400(2)		28.89	4/30/2024
	2021 PSUs					19,607(3)	514,695
	2022 PSUs					68,588(4)	1,800,428
	2023 PSUs					54,553(5)	1,432,007
	2020 RSUs					10,836(6)	284,443
	2021 RSUs					21,546(7)	565,593
	2023 RSUs					23,380(8)	613,721
Monica Vicente	2022 PSUs					1,725(9)	45,285
	2023 PSUs					3,937(5)	103,349
	2020 RSUs					217(6)	5,689
	2021 RSUs					695(7)	18,250
	2022 RSUs					1,152(10)	30,246
	2023 RSUs					3,937(8)	103,349
Mohammed Abbas	2016 PSUs					4,520(11)	118,652
	2017 PSUs					4,027(11)	105,704
	2019 PSUs					3,265(11)	85,717
	2020 PSUs					2,111(11)	55,409
	2021 PSUs					4,061(3)	106,601
	2022 PSUs					6,703(9)	175,951
	2023 PSUs					11,040(5)	289,789
	2020 RSUs					509(6)	13,369
	2021 RSUs					1,491(7)	39,144
	2022 RSUs					5,820(10)	152,788
	2023 RSUs					11,040(8)	289,789
Jesus Rodriquez Calvo	2022 PSUs					2,760(9)	72,458
	2023 PSUs					3,409(5)	89,492
	2020 RSUs					964(10)	25,309
	2023 RSUs					3,409(8)	89,492
Effie D. Silva	2022 PSUs					1,725(9)	45,285
	2023 PSUs					3,219(5)	84,495
	2022 RSUs					1,152(6)	30,246
	2023 RSUs					3,219(8)	84,495
Ziad Nabulsi	2022 PSUs					2,891(9)	75,900
	2023 PSUs					3,572(5)	93,760
	2020 RSUs					163(6)	4,267
	2021 RSUs					695(7)	18,250
	2022 RSUs					1,517(10)	39,809
	2023 RSUs					3,572(8)	93,760

(1)

Represents the dollar value of the unvested RSUs or PSUs multiplied by the closing price of our Ordinary Shares ($26.25) on December 29, 2023, the last day of our 2023 fiscal year. The ultimate value of the awards will depend on the value of our Ordinary Shares on the actual vesting date.

(2)	All options are fully vested. All options expire 10 years from the grant date.

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EXECUTIVE COMPENSATION

(3)

Represents PSUs granted on March 1, 2021 to vest between March 1, 2022 and March 2, 2024. The 2021 performance objective for these PSUs was achieved at 91%, which means that 91% of the granted PSUs were achieved and will be earned and will vest equally over a three-year period. The number disclosed above represents the achieved PSUs at 91%. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(4)

Represents PSUs granted on July 6, 2022 to vest between July 6, 2023 and March 2, 2025. The 2022 performance objective for these PSUs was achieved at 97.3%, which means that 97.3% of the granted PSUs were achieved and will be earned and will vest equally over a three-year period. The number disclosed above represents the achieved PSUs at 97.3%. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(5)

Represents PSUs granted on March 2, 2023. The 2023 performance objective for these Performance Restricted Stock Units was not achieved, which means the granted PSUs did not vest and were forfeited. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(6)

Represents unvested RSUs that will continue to vest on March 2, 2024. These outstanding RSUs represent the last unvested tranche of the 2020 RSU grant. The number of outstanding shares also includes accrued dividend equivalent units (DEUs). The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(7)

Represents unvested RSUs that will continue to vest on March 1, 2024. These outstanding RSUs represent the last unvested tranche from the 2021 RSU grant. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(8)

Represents unvested RSUs that will vest in three equal installments on March 2, 2024, March 2, 2025 and March 2, 2026. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(9)

Represents PSUs granted on June 15, 2022 to vest between June 15, 2023 and March 2, 2025. The 2022 performance objective for these PSUs was achieved at 97.3%, which means that 97.3% of the granted PSUs were achieved and will be earned and will vest equally over a three-year period. The number disclosed above represents the achieved PSUs at 97.3%. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(10)

Represents unvested RSUs that will vest on March 2, 2024, and March 2, 2025. These outstanding RSUs represent the two unvested tranches from the 2022 RSU grant. The number of outstanding shares also includes accrued dividend equivalent units (DEUs).

(11)

Represents PSUs granted in the referenced year, all of which are fully vested. Vested PSU will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.

Option Exercises and Stock Vested Table for the 2023 Fiscal Year

The following table sets forth information with respect to the NEOs concerning the vesting of RSUs and PSUs in fiscal 2023. No options were exercised with respect to the NEOs during the 2023 fiscal year.

	Stock Awards(1)
Name	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
Mohammad Abu-Ghazaleh	105,867(3)	3,117,155
Monica Vicente	2,434(4)	70,340
Mohammed Abbas	8,426(5)	238,242
Jesus Rodriguez Calvo	2,292(6)	58,484
Effie D. Silva	1,393(7)	37,834
Ziad Nabulsi	3,121(8)	88,759

(1)	Amounts in this column include dividend shares paid on the vested shares.
(2)	The dollar value realized represents the market value at vesting date using the closing price of our Ordinary Shares on vesting date.
(3)	Represents 63,886 vested PSUs from the 2020, 2021 and 2022 PSU grants and 41,981 vested RSUs from the 2019, 2020 and 2021 RSU grants.
(4)	Represents 835 vested PSUs from the 2022 PSU grant and 1,599 vested RSUs from the 2019, 2020, 2021 and 2022 RSU grants.
(5)	Represents 3,247 vested PSUs from the 2022 PSU grant and 5,179 vested RSUs from the 2019, 2020, 2021 and 2022 RSU grants.
(6)	Represents 1,336 vested PSUs from the 2022 PSU grant and 956 vested RSUs from the 2020 RSU grant.
(7)	Represents 835 vested PSUs from the 2022 PSU grant and 558 vested RSUs from the 2022 RSU grant.
(8)	Represents 1,399 vested PSUs from the 2022 PSU grant and 1,722 vested RSUs from the 2019, 2020, 2021 and 2022 RSU grants.

60 | Executive Compensation	2024 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Termination in Absence of Change of Control, Death or Disability

Name	Severance Payment		Cash Bonus Payment	Continuation of Health Benefits(1)	Equity Acceleration	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	4,800,000		1,200,000	56,231			6,056,231
Monica Vicente	242,500						242,500
Mohammed Abbas	425,000	(2)					425,000
Jesus Rodriguez Calvo	64,615						64,615
Effie D. Silva	30,504						30,504
Ziad Nabulsi	101,538						101,538

Termination Upon Change of Control

Name	Severance Payment		Cash Bonus Payment	Continuation of Health Benefits(1)	Equity Acceleration(3)	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	7,920,000		1,200,000	56,231	5,210,888		14,387,119
Monica Vicente	242,500				306,169		548,669
Mohammed Abbas	425,000	(3)			1,432,917		1,857,917
Jesus Rodriguez Calvo	64,615				276,751		341,366
Effie D. Silva	30,504				244,521		275,025
Ziad Nabulsi	101,538				325,746		427,284

(1)

Pursuant to the Executive Retention and Severance Agreement, medical insurance coverage will be provided for Mr. Abu-Ghazaleh until he becomes eligible for medical insurance coverage at a new employer or the fifth anniversary of termination date inclusive of any transition period, whichever is earlier. This amount is based on Company estimates.

(2)	The amount shown in this column for Mr. Abbas represent the severance payment for Mr. Abbas considering February 20, 2007 as his seniority date, when he joined the Company in Dubai.
(3)	Value is determined using the closing price of our Ordinary Shares on December 29, 2023 (last day of the fiscal year).

CEO Severance Agreement

We entered into an Executive Retention and Severance Agreement with our CEO in 2003. We have not entered into employment or severance agreements with our other NEOs. The Executive Retention and Severance Agreement with our CEO provides for severance payments under certain circumstances as discussed below.

In the event of a Termination Upon Change of Control, which is a termination of the CEO by the Company without Cause or resignation by the CEO for Good Reason each during a Change of Control Window, the CEO is entitled to receive (i) all salary earned through the end of the transition period or the termination date and benefits, (ii) payment of medical premiums until the earlier of the date he is covered by a new employer or five years after the end of the transition period or termination date, (iii) a lump sum cash severance payment equal to 3 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 120% of the financial performance targeted for the year in which the termination occurs, and (iv) a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target. A termination is considered in connection with a Change of Control if the termination occurs within the period commencing on the date that the Company publicly announces the existence of a definitive agreement of a transaction that may result in a change of control and 12 months after the consummation of such a transaction.

In the event of a Termination (Without Cause) in Absence of Change of Control, death or disability, the CEO is entitled to receive the same payments in (i) and (ii) above. In addition, the CEO will receive a lump sum cash severance payment equal to 2 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 100% of the financial performance targeted for the year in which the termination occurs, and a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target.

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EXECUTIVE COMPENSATION

For purposes of the agreement, “Cause” means (i) the CEO’s willful and continued failure to perform his duties with the Company, except under certain circumstances, (ii) a material, willful breach committed in bad faith of our Code of Conduct and Business Ethics Policy, or (iii) indictment or conviction of a felony based upon a crime. “Change of Control” means (i) any person becomes the beneficial owner of 50% or more of our outstanding Ordinary Shares or the combined voting power of our then-outstanding securities, with certain exceptions, (ii) the Company is party to a merger or consolidation as a result of which the our voting securities of the Company outstanding immediately before the merger or consolidation is less than 50% of the combined voting power of our Company or the surviving entity immediately after the merger or consolidation, (iii) the sale or disposition of all or substantially all of our assets, unless at least 50% of the combined voting power of the entity acquiring those assets is held by persons who held our voting securities immediately prior to the transaction, (iv) a change in the composition of the Board as described in the agreement, (v) the dissolution or liquidation of the Company, unless persons who held our voting securities immediately prior to such liquidation or dissolution hold at least 50% of the combined voting power of the entity that holds all or substantially all of our assets following the dissolution or liquidation, (vi) when the incumbent Chairman ceases to occupy that position, or (vii) any transaction or series of related transactions that has the substantial effect of any of the above. “Good Reason” means any of the following events that are not consented to by the CEO: (i) a reduction or change of the CEO’s status, title, duties, responsibilities, authority or reporting relationship such that he no longer serves in a substantive, senior executive role that is comparable to his role as of the date of the agreement, or no longer reports solely to the Board, or a reduction or change in the composition of executives reporting to him, all of which, in the CEO’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities, authority or reporting relationship; (ii) a reduction in the CEO’s base salary or annual bonus payment; (iii) a reduction in the CEO’s benefits; or (iv) the Company’s material breach of the terms of the agreement.

The severance payments and benefits described above are conditioned upon the CEO’s execution and delivery of a general release in a form satisfactory to us. The agreement provides that the CEO must abide by certain non-solicitation provisions for a period of two years if we deliver severance payments and benefits. In addition, the agreement contains confidentiality and non-disparagement provisions.

We are required to reimburse the CEO if he is subject to any excise tax due to characterization of any amount payable as excess parachute payments pursuant to Sections 280G and 4999 of the Code. We will gross-up the amount payable to the CEO such that the net amount realizable by the CEO is the same as if there were no such excise taxes or income taxes applied to such reimbursement. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Sections 280G or 4999 of the Code.

Acceleration of Equity Awards

Our 2014 Omnibus Plan provides for accelerated vesting of outstanding equity awards upon a change of control. In the case of performance awards, the amount vesting upon the change of control is determined at the greater of an assumed achievement of all relevant performance goals at the “target” level, or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the change of control. Unless otherwise provided in an Award agreement, our 2014 Omnibus Plan provides that in the event of a participant’s separation from service due to death or disability, any RSU that has not yet vested shall become immediately vested, and with respect to any PSU, such vesting shall be determined at an assumed achievement of all relevant performance goals at the “target” level.

Our 2022 Omnibus Share Incentive Plan does not provide for accelerated vesting of outstanding equity awards upon a change of control unless the employee is terminated without cause within twenty-four (24) months following the change of control or the awards are not assumed by the acquiror. For performance awards outstanding at the change of control, (i) the performance period would end on the date immediately prior to such change of control, (ii) the Compensation Committee would determine the actual level of achievement of performance goals based upon the Company’s audited or unaudited financial information or other information then available as the Compensation Committee deems relevant and (iii) the earned amount of performance awards will continue to be subject to any service-based vesting conditions that remain in place.

62 | Executive Compensation	2024 Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer, or PEO, and for the average of the other NEOs and certain financial performance of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7)	EBITDA (millions) (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,449,489	$4,326,157	$892,993	$844,022	$81.18	$114.36	$(1.6)	$124.0
2022	$6,130,560	$5,375,558	$843,407	$628,138	$78.74	$104.79	$97.7	$241.8
2021	$5,470,325	$5,698,163	$1,225,904	$1,264,940	$81.16	$108.31	$79.9	$206.1
2020	$5,911,194	$4,176,140	$1,338,101	$1,147,163	$69.66	$98.07	$46.3	$177.4

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for
Mr. Abu-Ghazaleh
(our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to
Mr. Abu-Ghazaleh,
as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to
Mr. Abu-Ghazaleh
during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to
Mr. Abu-Ghazaleh’s
total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2023	$4,449,489	($2,433,301)	$2,309,969	$4,326,157
2022	$6,130,560	($3,179,283)	$2,424,281	$5,375,558
2021	$5,470,325	($3,156,854)	$3,384,692	$5,698,163
2020	$5,911,194	($2,492,463)	$757,409	$4,176,140

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments PEO
2023	$1,987,991	$6,882	$—	$281,614	($71,892)	$105,374	$2,309,969
2022	$2,662,790	($109,442)	$—	($39,811)	($149,551)	$60,295	$2,424,281
2021	$3,174,399	$266,406	$—	$100,230	($163,676)	$7,333	$3,384,692
2020	$1,761,924	($945,548)	$274,200	($368,638)	—	$35,471	$757,409

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EXECUTIVE COMPENSATION

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding
Mr. Abu-Ghazaleh)
in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Monica Vicente, Mohammed Abbas, Jesus Rodriguez Calvo, Effie D. Silva and Ziad Nabulsi; (ii) for 2022, Monica Vicente, Mohammed Abbas, Ziad Nabulsi, Helmuth Lutty, Youssef Zakharia and Eduardo Bezerra; (iii) for 2021, Eduardo Bezerra, Mohammed Abbas, Youssef Zakharia and Marlene M. Gordon; and (iv) for 2020, Eduardo Bezerra, Youssef Zakharia, Annunciata Cerioli and Marlene M. Gordon.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding
Mr. Abu-Ghazaleh),
as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for these NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments*	Average Compensation Actually Paid to Non-PEO NEOs
2023	$892,993	$314,437	$265,466	$844,022
2022	$843,407	($136,720)	($78,549)	$628,138
2021	$1,225,904	($429,688)	$468,724	$1,264,940
2020	$1,338,101	($381,503)	$190,565	$1,147,163

*	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
202 3	$256,893	$361	—	$7,442	($3,284)	$4,054	$265,466
2022	$226,694	($6,175)	—	($449)	($308,609)	$9,989	($78,549)
2021	$434,433	$46,389	—	$13,119	($27,428)	$2,211	$468,724
2020	$270,215	($81,151)	$37,222	($36,960)	—	$1,238	$190,565

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the published industry index S&P 600 Food Products.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
EBITDA is defined as net income (loss) plus interest expense, depreciation and amortization, income tax provision (benefit), and share-based compensation expense. While the Company uses several financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are based on quantifiable and objective performance goals to incentivize our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	EBITDA

•	Net Sales

•	Earnings per Share

•	NOCF (calculated as net cash provided by operating activities divided by average shareholder’s equity)

•	Free Cash Flow (calculated as net cash provided by operating activities less net cash used in investing activities)

•	Return on Assets (calculated as calculated as EBIT divided by average assets)

64 | Executive Compensation	2024 Proxy Statement

EXECUTIVE COMPENSATION

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
(“CAP”) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

CAP vs Cumulative TSR

As illustrated by the graph, CAP for both our CEO and the
non-CEO
NEOs as a group was generally aligned with the Company’s cumulative TSR over the period presented because a material portion of the total direct compensation awarded to the CEO and other NEOs is in the form of at-risk,
performance-based awards, and on average constituted approximately 80% of the CEO’s target direct compensation and approximately 59% of the target direct compensation for the other NEOs.

CAP vs Net Income

As illustrated by the graph, while CAP for both our CEO and the non-CEO
NEOs generally following net income over the periods presented, the decrease in net income for 2023 was significant due to a significant non-cash
impairment charge taken in 2023. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure EBITDA, which the Company does use when setting goals for the Company’s performance-based restricted stock unit awards to the CEO and the other NEOs.

CAP vs EBITDA

As illustrated by the graph, CAP for both our CEO and the
non-CEO
NEOs as a group was generally aligned with the Company’s EBITDA over the period presented. The Company has determined that EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to Company performance.

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EXECUTIVE COMPENSATION

Company Cumulative TSR vs Peer Group Cumulative TSR

As illustrated by the graph, while the Company’s cumulative TSR was generally aligned with the S&P 600 Food Products Index, the Company underperformed in 2020 due to the impact of the
COVID-19
pandemic on the Company’s business. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

66 | Executive Compensation	2024 Proxy Statement

EXECUTIVE COMPENSATION

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO.

For 2023, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $6,451; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $4,449,489.

Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 690 to 1. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO:

1)

We selected November 30, 2023 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations. We determined that, as of November 30, 2023, our employee population consisted of approximately 42,489 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date, of which 1,491 were located in the United States and 40,998 were located in the other 41 countries in which we operate.

2)	To identify the “median employee” from our employee population, we used the following methodology:

a)	We considered all our employees in the different countries where we are located.

b)	We used the amount of “gross wages” for the identified employees as reflected in our payroll records for the eleven-month period beginning January 1, 2023 and ending November 30, 2023.

c)	We determined our sample size and took a representative sample from each country based on below:

i)	For countries where employee headcount is less than 1% of the total Company headcount, we took a sample of one so that all countries will be represented in the analysis;

ii)	For countries whose employee headcount is more than 1% of the total Company headcount, a sample size was determined based on a pre-determined formula;

iii)	Once the sample size from the different countries were determined, random sampling was applied to ensure fairness of data when determining the median employee (sample used in 2023 was 247); and

iv)	The resulting random sampling of employees was stacked to identify the median employee.

d)	For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding.

3)

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $6,451. Since the median employee is located in Costa Rica, to arrive at this amount, we converted the employee’s pay from the local currency based on an exchange rate of 526.88 Costa Rican Colones to each U.S. Dollar (the exchange rate as of November 30, 2023).

4)	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included in this proxy statement.

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EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Ordinary Shares that may be issued under all of our existing equity compensation plans as of the last day of the 2023 fiscal year.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column(a))

	(a)	(b)

Equity compensation plans approved by security holders(1)	762,925	$29.68(2)	2,592,199(3)

Equity compensation plans not approved by security holders	—	—	—

Total	762,925	$29.68	2,592,199

(1)

Equity compensation plans approved by security holders include the Company’s 2011 Omnibus Share Incentive Plan, 2014 Omnibus Share Incentive Plan and 2022 Omnibus Share Incentive Plan. Significant plans are described in our Annual Report on Form 10-K for the 2023 fiscal year.

(2)

Included in the number of securities are 408,247 restricted stock units and 290,278 performance-based restricted stock units, which have no exercise price. The weighted-average exercise price of outstanding options, warrants, and rights (excluding restricted stock units) is $28.89.

(3)	Includes 353,518 Ordinary Shares from our 2014 Omnibus Share Incentive Plan and 2,238,681 Ordinary Shares from our 2022 Omnibus Share Incentive Plan.

68 | Executive Compensation	2024 Proxy Statement

BENEFICIAL OWNERSHIP OF ORDINARY SHARES

The following table sets forth information as of April 17, 2024 with respect to the beneficial ownership of Ordinary Shares by (a) each of our current directors and any director nominee, (b) each named executive officer, (c) all current directors and executive officers as a group and (d) each shareholder who, to our knowledge, is the beneficial owner of more than 5% of the outstanding Ordinary Shares. The percentages in the third column are based on the 47,822,288 Ordinary Shares outstanding on April 17, 2024. The numbers of Ordinary Shares reflected in the second column include (i) directly and indirectly owned Ordinary Shares; (ii) Ordinary Shares underlying stock options which are currently exercisable, or which become exercisable within 60 days of April 17, 2024; and (iii) unvested restricted share unit awards and related DEUs. In each case, except as otherwise indicated in the footnotes to the table, the number of Ordinary Shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of Ordinary Shares not owned directly by the named director or executive officer does not constitute an admission that such Ordinary Shares are beneficially owned by the director or executive officer for any other purpose. Unless indicated otherwise below, the address of each beneficial owner is c/o Fresh Del Monte Produce Inc., 241 Sevilla Avenue, Coral Gables, Florida 33134.

Name of Beneficial Owner	Number of Ordinary Shares		Percent of Ordinary Shares (%)
Mohammad Abu-Ghazaleh	14,239,642	(1)	29.7
Amir Abu-Ghazaleh	3,273,415	(2)	6.8
Ahmad Abu-Ghazaleh	82,148	(3)	*
Charles Beard, Jr.	22,742	(4)	*
Michael J. Berthelot	19,717	(4)	*
Mary Ann Cloyd	23,878	(4)	*
Lori Tauber Marcus	16,232	(4)	*
Dr. Ajai Puri	—	(5)	—
Mohammed Abbas	29,945		*
Monica Vicente	5,266		*
Jesus Rodriguez Calvo	—		*
Effie Silva	2,809		*
Ziad Nabulsi	8,462		*
All current directors and executive officers as a group (15 persons)	14,440,111	(6)	30.1
BlackRock, Inc.	5,917,516	(7)	12.4
The Vanguard Group	4,456,951	(8)	9.3
Dimensional Fund Advisors LP	3,797,751	(9)	7.9
*	Less than 1%
(1)

Includes (i) 64,400 Ordinary Shares issuable upon exercise of vested stock options, (ii) 20,000 Ordinary Shares owned directly by Mr. Mohammad Abu-Ghazaleh’s spouse and (iii) 7,146,245 Ordinary Shares that Mr. Mohammad Abu-Ghazaleh is deemed to have beneficial ownership pursuant to irrevocable proxies granted to him (the “Irrevocable Proxies”). Pursuant to the Irrevocable Proxies, Mr. Mohammad Abu-Ghazaleh has been granted the power to vote the covered shares with respect to all matters, other than any proposal relating to a change of control of the Company. Mr. Mohammad Abu-Ghazaleh does not have dispositive power with respect to the 7,146,245 Ordinary Shares. Consequently, Mr. Mohammad Abu-Ghazaleh has sole voting and investment power with respect to 7,028,997 Ordinary Shares, has shared voting and investment power with respect to 20,000 Ordinary Shares and shared voting and no dispositive power with respect to 7,146,245 Ordinary Shares. Of the amount beneficially held, 8,503,039 Ordinary Shares (which includes 2,000,000 shares held by Mr. Amir Abu-Ghazaleh) are pledged or held in margin account which amount is less than the number of pledged shares disclosed in March 2023.

(2)

Includes 5,858 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after April 17, 2024. Pursuant to an Irrevocable Proxy, Mr. Amir Abu-Ghazaleh has granted the power to vote the covered shares with respect to all matters, other than any proposal relating to a change of control of the Company, to Mr. Mohammad Abu-Ghazaleh. Pursuant to the Irrevocable Proxies, Mr. Amir Abu-Ghazaleh has sole power to vote the Ordinary Shares with respect to any proposal related to a change of control of the Company and sole power to dispose or direct the disposition of the Ordinary Shares. Consequently, Mr. Amir Abu-Ghazaleh has shared voting and sole investment power with respect to 3,267,557 shares. Of this amount, 2,000,000 Ordinary Shares are pledged or held in margin accounts.

2024 Proxy Statement	Beneficial Ownership of Ordinary Shares | 69

BENEFICIAL OWNERSHIP OF ORDINARY SHARES

(3)

Includes (i) 5,858 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after April 17, 2024 and (ii) 40,000 Ordinary Shares owned by his children. Pursuant to an Irrevocable Proxy, Mr. Ahmad Abu-Ghazaleh has granted the power to vote 36,290 Ordinary Shares with respect to all matters, other than any proposal relating to a change of control of the Company, to Mr. Mohammad Abu-Ghazaleh. Pursuant to the Irrevocable Proxies, Mr. Ahmad Abu-Ghazaleh has sole power to vote those Ordinary Shares with respect to any proposal related to a change of control of the Company and sole power to dispose or direct the disposition of the Ordinary Shares. Consequently, Mr. Ahmad Abu-Ghazaleh has shared voting and sole investment power with respect to 36,290 shares and shared voting and no dispositive power with respect to 40,000 shares.

(4)	Includes 5,958 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after April 17, 2024.
(5)	Dr. Puri joined the Board in 2024.
(6)

Includes an aggregate of (i) 64,400 Ordinary Shares issuable upon exercise of vested stock options and (ii) 35,147 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after April 17, 2024. Mr. Mohammad Abu-Ghazaleh has shared voting and no dispositive power with respect to 7,146,245 Ordinary Shares pursuant to the Irrevocable Proxies as described above. Mr. Mohammad Abu-Ghazaleh does not have dispositive power with respect to any shares that are beneficially held pursuant to the Irrevocable Proxies.

(7)

This amount is based solely on Amendment No. 7 to Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. Of these shares, BlackRock has (i) sole power to vote or direct the vote with respect to 5,805,614 shares and (ii) sole power to dispose or direct the disposition of 5,917,516 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(8)

This amount is based solely on Amendment No. 8 to Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group. Of these shares, The Vanguard Group has (i) shared power to vote or direct the vote with respect to 40,268 shares, (ii) sole power to dispose of or direct the disposition 4,376,468 shares and (iii) shared power to dispose of or direct the disposition of 80,483 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)

This amount is based solely on Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”). Of these shares, Dimensional has (i) sole power to vote or direct the vote with respect to 3,745,608 shares and (ii) sole power to dispose or direct the disposition of 3,797,751 shares. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over shares that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. These shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares. The business address of Dimensional is 6300 Bee Cave Road, Austin, Texas 78746.

70 | Beneficial Ownership of Ordinary Shares	2024 Proxy Statement

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the 2023 fiscal year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our Ordinary Shares.

Shareholder Proposals and Director Nominations for 2025 Annual General Meeting

Proposals for Inclusion in the Proxy Statement

Shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 Annual General Meeting, all applicable requirements of Rule 14a-8 must be satisfied. Such proposals must be received by our directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134 no later than December 27, 2024.

Proposals not Included in the Proxy Statement and Nominations for Director

Our Second Amended and Restated Memorandum and Articles of Association govern the submission of nominations for director nominations or other business proposals that a shareholder wishes to have considered at the 2025 Annual General Meeting of Shareholders, but which are not included in the 2025 proxy statement. Under our Second Amended and Restated Articles of Association, shareholders must submit such proposals by delivering, by hand or by registered post, a notice setting out the precise language of any such proposal, together with a certificate certifying that such shareholder was a shareholder at the close of business on the relevant record date, to the directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. The directors must receive such notice at least 80 and not more than 100 clear days prior to the relevant general meeting or within 10 days of the relevant record date if such record date has not been set or falls after that period of time. In addition, any shareholder recommending a director must submit in writing the information specified under “Shareholder Nominations of Director Candidates” to the Secretary. In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual General Meeting, notice must be received by the same deadline above and must include the information required by Rule 14(a)-19(b)(2) and Rule 14(a)-19(b)(3) promulgated under the Exchange Act.

The proxy solicited by the Board for the 2025 Annual General Meeting will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of our Second Amended and Restated Articles of Association, and (ii) any proposal made in accordance with the provisions of the Second Amended and Restated Articles of Association, if the 2025 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

The chairman of the 2025 Annual General Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

2024 Proxy Statement	Other Matters | 71

OTHER MATTERS

Shareholder Communications

Shareholders or other interested parties may contact the Board, any committee of the Board, the non-employee directors of the Board collectively or any individual director by writing to them in care of the Company’s General Counsel, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. This centralized process assists the Board in reviewing and responding to shareholder communications in an appropriate manner. The General Counsel will forward such correspondence only to the intended recipient(s). Communications relating to accounting, audit matters, or internal controls will also be referred to the Audit Committee. Prior to forwarding any correspondence, the General Counsel will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature or relating to an improper or irrelevant topic. The General Counsel also will attempt to handle the inquiry directly, for example, when it is a request for information about the Company or it is a stock-related matter.

Electronic Delivery

We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual General Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 26, 2024. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare Investor Services in writing: P.O. Box 43078, Providence, Rhode Island 02940-3078, or by telephone: in the U.S., (866) 245-9962; outside the U.S., (201) 680-6578.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare Investor Services as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We maintain an internet website at www.freshdelmonte.com. Copies of the charters of each of the Audit, Compensation and Governance Committees, together with our Corporate Governance Guidelines and Code of Ethics Policy, can be found under the Investor Relations—Governance section of our website at www.freshdelmonte.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the 2023 fiscal year as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—SEC Filings link on our website at, www.freshdelmonte.com. A request for a copy of such report should be directed to: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations. A copy of any exhibit to the Annual Report on Form 10-K for the 2023 fiscal year will be forwarded following receipt of a written request to Investor Relations.

72 | Other Matters	2024 Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Measures

This proxy statement includes the following non-GAAP measures: adjusted net income, adjusted diluted EPS, and adjusted operating income. Adjusted net income, adjusted diluted EPS and adjusted operating income reflect adjustments related to asset impairment and other charges (credits), gain on disposal of property, plant and equipment, net, product-related charges, and other adjustments detailed in the tables below.

The Company uses these metrics because management believes they provide more comparable measures to evaluate period-over-period operating performance since they exclude special items that are not indicative of the Company’s core business or operations. These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business because these measures:

•	are used by investors to measure a company’s comparable operating performance;

•	are financial measurements that are used by lenders and other parties to evaluate creditworthiness; and

•

are used by the Company’s management for various purposes, including as measures of performance of its operating entities, as a basis of strategic planning and forecasting, and in certain cases as a basis for incentive compensation.

Because all companies do not use identical calculations, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

	Fresh Del Monte Produce Inc. and Subsidiaries
	Non-GAAP Reconciliations
	(U.S. dollars in millions, except per-share amounts)
	Year ended

	December 29, 2023			December 30, 2022

	Operating Income	Net (loss) income attributable to Fresh Del Monte Produce Inc.	Diluted EPS	Operating income	Net (loss) income attributable to Fresh Del Monte Produce Inc.	Diluted EPS
As reported	$58.50	($ 11.40)	($0.24)	$156.30	$98.60	$2.06
Adjustments:
Other product-related (credits) charges (1)	3.80	3.80	0.08	—	—	—
Asset impairment and other charges (credits), net (2)	143.40	143.40	2.99	(4.80)	(4.80)	(0.10)
(Gain) on disposal of property, plant and equipment, net (3)	(40.40)	(40.40)	(0.84)	(2.30)	(2.30)	(0.05)
Other adjustments (4)	—	7.60	0.16	—	0.20	—
Tax effects of all adjustments and other tax-related items (5)	—	(1.30)	(0.03)	—	2.60	0.06

As adjusted	$165.30	$101.70	$2.12	$149.20	$94.30	$1.97

(1)

Other product-related (credits) charges for the year ended December 29, 2023, primarily consisted of $1.8 million of inventory write-offs primarily related to the sale of two distribution centers in Saudi Arabia and inventory write-off and clean-up costs, net of insurance recoveries, of $1.5 million due to flooding in Greece.

(2)

Asset impairment and other charges (credits), net for the year ended December 29, 2023, primarily consisted of impairment charges of $109.6 million related to customer list and trade name intangible assets and building, land, and land improvements assets in North America, a $21.6 million impairment charge related to goodwill in our prepared foods reporting unit, $3.7 million of impairment charges related to low-yielding banana farms in the Philippines, $2.6 million of impairment charges related to low-yielding non-tropical fruit farms in Chile, $1.8 million of impairment

2024 Proxy Statement	Appendix A | A-1

APPENDIX A

charges due to low productivity grape vines in South America, $1.3 million of expenses, net of insurance reimbursements, incurred in connection with a cybersecurity incident which occurred during early 2023 and $1.1 million of impairment charges related to idle land in South America. The cybersecurity incident temporarily impacted certain of the Company’s operational and information technology systems and resulted in incremental costs primarily related to the engagement of specialized legal counsel and other incident response advisors. The Company’s critical operational data and business systems were promptly recovered and accordingly, the incident did not have a material impact on the Company’s financial results for the year ended December 29, 2023. Asset impairment and other charges (credits), net for the year ended December 30, 2022, primarily a $(9.9) million adjustment to the Company’s environmental liability related to the Kunia Well Site partially offset a $2.7 million impairment of banana-related fixed assets in the Philippines due to flooding as a result of heavy rainfall and severance expenses in connection with the departure of the Company’s former President and Chief Operating Officer.
(3)

Gain on disposal of property, plant and equipment, net for the quarter year December 29, 2023, mainly related a $20.5 million gain on the sale of two distribution centers and related assets in Saudi Arabia, a $7.0 million gain on the sale of an idle facility in North America, a $4.5 million gain on the sale of an two carrier vessels, a $3.8 million gain on the sale of the Company’s plastics business subsidiary in South America and gains on the sales of land assets in South and Central America. For the year ended December 30, 2022, gain on disposal of property, plant and equipment, net mainly included a $1.4 million gain on the sale of vacant land in Mexico.

(4)

Other adjustments for the quarters and years ended December 29, 2023 and December 30, 2022, primarily related to portions of the gain on disposal of property, plant, and equipment, net which were attributable to a minority interest partner, reflected in net (loss) income attributable to redeemable and noncontrolling interests.

(5)

Tax effects are calculated in accordance with ASC 740, Income Taxes, using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such adjustments were incurred, except for those items which are non-taxable for which the tax provision was calculated at 0%. Certain non-GAAP adjustments were subject to valuation allowances and therefore were calculated at 0%.

A-2 | Appendix A	2024 Proxy Statement

www.freshdelmonte.com

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
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Proposals — The Board of Directors recommends a vote FOR the election of all the nominees to the Board of Directors and
FOR Proposals 2 and 3.
1. Elect three director nominees for a three-year term expiring at the 2027 Annual General Meeting of Shareholders: + For Against Abstain For Against Abstain For Against Abstain
01—Mohammad Abu-Ghazaleh 02—Ahmad Abu-Ghazaleh 03—Dr. Ajai Puri
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Fresh Del Monte Produce Inc. 2024 Annual General Meeting of Shareholders
Thursday, June 6, 2024 11:00 a.m., Eastern Time,
virtually via the internet at meetnow.global/MVNAJUX
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
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Fresh Del Monte Produce Inc. + Notice of 2024 Annual General Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders — June 6, 2024
Mohammad Abu-Ghazaleh and Effie Silva (the “Proxy Holders”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual General Meeting of Fresh Del Monte Produce Inc. to be held virtually via the internet at meetnow.global/MVNAJUX on June 6, 2024 at 11:00 a.m., Eastern Time or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy Holders will have authority to vote FOR the election of all the nominees to the Board of Directors and FOR Proposals 2 and 3.
In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.
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